FILED: 02/07/2006
CID: 2006-00507460
WY Secretary of State

ARTICLES OF INCORPORATION

Wyoming Secretary of State
The Capitol Building, Room 110
200 W. 24th Street
Cheyenne, WY 82002-0020

Phone (307) 777-7311/7312
Fax (307) 777-5339
E-mail: corporations@state.wy.us

1. Corporate name Zephyr Energy Corporation

2. Registered agent name Robin Humphrey

3. Address of registered agent *(must be a Wyoming street address which is identical to the registered agent's business office; must include street address, city, state and zip code; no post office boxes or mail drop boxes.)*

   232 South Jefferson, Sheridan, WY 82801

4. The mailing address where correspondence and annual report forms can be sent:

   232 South Jefferson, Sheridan, WY 82801

5. Number and class of shares the corporation will have the authority to issue:

   100,000,000 Common

   Number and class of shares which are entitled to receive the net assets upon dissolution:

   100,000,000 Common

6. Incorporators *(list names and addresses of each incorporator)*:

   David Oliver 4547 Powell Point Way North Las Vegas NV 89031

RECEIVED
WYOMING
SECRETARY OF STATE
2006 FEB 7 PM 2 40

7. Execution *(all incorporators must sign)*

Printed Name	Signature	Date
David Oliver	[signature]	1-30-2006

8. Contact name — Daytime Phone Number

Contact name	Daytime Phone Number
David Oliver	702-940-9845

****

Filing Fee: ***$100.00***

Instructions:

1. Make check payable to Secretary of State.
2. Articles must be accompanied by a written consent to appointment executed by the registered agent.
3. An official certificate of incorporation or a certificate of existence may be obtained for an additional $10.00 fee. Please indicate which certificate you are requesting.

CONSENT TO APPOINTMENT
BY REGISTERED AGENT

Wyoming Secretary of State
The Capitol Building, Room 110
200 W. 24th Street
Cheyenne, WY 82002-0020

Phone (307) 777-7311/7312
Fax (307) 777-5339
E-mail: corporations@state.wy.us

I, Robin Humphrey, voluntarily consent to serve as the registered agent for Zephyr Energy Corporation on the date shown below.

The registered agent certifies that he is: (check one)

- [x] (a) *An individual who resides in this state and whose business office is identical with the registered office;*
- [ ] (b) *A domestic corporation or not-for-profit domestic corporation whose business office is identical with the registered office; or*
- [ ] (c) *A foreign corporation or not-for-profit foreign corporation authorized to transact business in this state whose business office is identical with the registered office.*

Dated this 30 day of January, 2006.

[signature]
Signature of Registered Agent

FILED: 03/31/2006
CID: 2006-00507460
WY Secretary of State
Doc. ID: 2006-00510849

ARTICLES OF AMENDMENT
(BY BOARD OF DIRECTORS OR INCORPORATORS)

Wyoming Secretary of State
The Capitol Building, Room 110
200 W. 24th Street
Cheyenne, WY 82002-0020

Phone (307) 777-7311/7312
Fax (307) 777-5339
E-mail: corporations@state.wy.us

---

1. The name of the corporation is: Zephyr Energy Corporation

2. Article 5 is amended as follows:

   Number and class of shares the corporation will have the authority to issue;

   Unlimited Common and Preferred.

   Number of class of shares which are entitled to receive the net assets upon dissolution:

   Unlimited Common and Preferred.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself are:

   None

4. The date of each amendment's adoption is: 3/13/06

5. The amendment was adopted by the Board of Directors or Incorporators (circle one) without shareholder action and shareholder action was not required.

Date: 3/22/06 Signed: [signature]

Title: Incorporator

RECEIVED
MAR 31 2006
SECRETARY OF STATE
WYOMING

****

Filing Fee: $50.00

Instructions:

1. The document may be executed by the Chairman of the Board, President or another of its officers.

2. The document shall be accompanied by one (1) exact or conformed copy.

STATE OF WYOMING
Office of the Secretary of State

I, MAX MAXFIELD, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF NAME CHANGE

Current Name: **NACEL ENERGY CORPORATION**
Old Name: **Zephyr Energy Corporation**

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **13th** day of **April, 2007**.

Secretary of State

By: Rosalie Gonzales

Filed Date: 04/06/2007

WY Secretary of State
FILED: 04/06/2007
Original ID: 2006-000507460
Amendment ID: 2007-000606074

ARTICLES OF AMENDMENT
(BY BOARD OF DIRECTORS OR INCORPORATORS)

Wyoming Secretary of State
The Capitol Building, Room 110
200 W. 24th Street
Cheyenne, WY 82002-0020

Phone (307) 777-7311/7312
Fax (307) 777-5339
E-mail: corporations@state.wy.us

1. The name of the corporation is: ZEPHYR ENERGY CORPORATION

2. Article 1 is amended as follows:

Corporate name is NACEL ENERGY CORPORATION

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself are:

4. The date of each amendment's adoption is: April 3, 2007

5. The amendment was adopted by the Board of Directors or Incorporators (circle one) without shareholder action and shareholder action was not required.

Date: 4-3-07

Signed: Michael Lasalle

Title: Incorporator

***

Filing Fee: ***$50.00***

Instructions:

1. The document may be executed by the Chairman of the Board, President or another of its officers.

2. The document shall be accompanied by one (1) exact or conformed copy.

RECEIVED
APR - 6 2007
SECRETARY OF STATE
WYOMING

ZEPHYR ENERGY CORPORATION BYLAWS

Whereas ZEPHYR ENERGY CORPORATION bylaws must be consistent with the Wyoming Business Corporations Act, at the initial meeting of the Board of Directors it was duly resolved, seconded and carrier to adopt, in part, ZEPHYR ENERGY CORPORATION bylaws directly from the Wyoming Business Corporations Act. In the text below, where the word "Act" or any similar reference hitherto, is to be read as the bylaws of ZEPHYR ENERGY CORPORATION, and the word "corporation" or any similar reference hitherto, is to be read as ZEPHYR ENERGY CORPORATION.

ARTICLE 1
GENERAL PROVISIONS

17-16-140. Definitions.

(a) In this act:

(i) "Articles of incorporation" include amended and restated articles of incorporation and articles of merger;

(ii) "Authorized shares" means the shares of all classes a domestic or foreign corporation is authorized to issue;

(iii) "Conspicuous" means so written that a reasonable person against whom the writing is to operate should have noticed it. For example, printing in italics or boldface or contrasting color, or typing in capitals or underlined, is conspicuous;

(iv) "Corporation" or "domestic corporation" means a corporation for profit, which is not a foreign corporation, incorporated under or subject to the provisions of this act;

(v) "Deliver" includes mail;

(vi) "Distribution" means a direct or indirect transfer of money or other property, except the corporation's own shares, or incurrence of indebtedness by a corporation to or for the benefit of its shareholders in respect of any of its shares. A distribution may be in the form of a declaration or payment of a dividend, a purchase, redemption, or other acquisition of shares, a distribution of indebtedness, or otherwise;

(vii) "Effective date of notice" is defined in W.S. 17-16-141;

(viii) "Employee" includes an officer but not a director. A director may accept duties that make him also an employee;

(ix) "Entity" includes corporation and foreign corporation, not-for-profit corporation, profit and not-for-profit unincorporated association, business trust, estate, partnership, trust, or two (2) or more persons having a joint or common economic interest, and state, United States or foreign government;

(x) "Foreign corporation" means a corporation for profit incorporated under a law other than the law of this state;

(xi) "Governmental subdivision" includes authority, county, district, municipality, and any other political subdivision;

(xii) "Includes" denotes a partial definition;

(xiii) "Individual" includes the estate of an incompetent or deceased individual;

(xiv) "Means" denotes an exhaustive definition;

(xv) "Net assets" means the amount by which the total assets of a corporation exceed the total debts of the corporation;

(xvi) "Notice" is defined in W.S. 17-16-141;

(xvii) "Person" includes an individual, partnership, joint venture, corporation, joint stock company, limited liability company or any other association or entity, public or private;

(xviii) "Principal office" means the office within or outside of this state, so designated in the annual report;

(xix) "Proceeding" includes civil suit and criminal, administrative, and investigatory action;

(xx) "Record date" means the date established under article 6 or 7 on which a corporation determines the identity of its shareholders and their shareholdings for purposes of this act. The determinations shall be made as of the close of business on the record date unless another time for doing so is specified when the record date is fixed;

(xxi) "Secretary" means the corporate officer to whom the board of directors has delegated responsibility under W.S. 17-16-840(c) for custody of the minutes of the meetings of the board of directors and of the shareholders and for authenticating records of the corporation;

(xxii) "Shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation;

(xxiii) "Shares" means the units into which the proprietary interests in a corporation are divided;

(xxiv) "State," when referring to a part of the United States, includes a state and commonwealth, and their agencies and governmental subdivisions, and a territory and insular possession, and their agencies and governmental subdivisions, of the United States;

(xxv) "Subscriber" means a person who subscribes for shares in a corporation, whether before or after incorporation;

(xxvi) "United States" includes district, authority, bureau, commission, department, and any other agency of the United States;

(xxvii) "Voting group" means all shares of one (1) or more classes or series that under the articles of incorporation or this act are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. All shares entitled by the articles of incorporation or this act to vote generally on the matter are for that purpose a single voting group;

(xxviii) "Electronic transmission" or "transmitted electronically" means any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval and reproduction of information by the recipient;

(xxix) "This act" means W.S. 17-16-101 through 17-16-1803.

17-16-141. Notice.

(a) Notice under this act shall be in writing unless oral notice is reasonable under the circumstances.

(b) Notice may be communicated in person; by telephone, telegraph, teletype, or other form of wire or wireless communication; or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published; or by radio, television, or other form of public broadcast communication.

(c) Written notice by a domestic or foreign corporation to its shareholder, if in a comprehensible form, is effective when mailed, if mailed postpaid and correctly addressed to the shareholder's address shown in the corporation's current record of shareholders.

(d) Written notice to a domestic or foreign corporation authorized to transact business in this state may be addressed to its registered agent at its registered office or to the corporation or its secretary at its principal office shown in its most recent annual report or, in the case of a foreign corporation that has not yet delivered an annual report, in its application for a certificate of authority.

(e) Except as provided in subsection (c) of this section, written notice, if in a comprehensible form, is effective at the earliest of the following:

(i) When received;

(ii) Five (5) days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed; or

(iii) On the date shown on the return receipt, if sent by registered or certified mail, or comparable private carrier, return receipt requested, and the receipt is signed, either manually or in facsimile, by or on behalf of the addressee.

(f) Oral notice is effective when communicated if communicated in a comprehensible manner.

(g) If this act prescribes notice requirements for particular circumstances, those requirements govern. If articles of incorporation or bylaws prescribe notice requirements, not inconsistent with this section or other provisions of this act, those requirements govern.

17-16-142. Number of shareholders.

(a) For purposes of this act, the following identified as a shareholder in a corporation's current record of shareholders constitutes one (1) shareholder:

(i) Three (3) or fewer coowners;

(ii) A corporation, partnership, trust, estate, or other entity; or

(iii) The trustees, guardians, custodians, or other fiduciaries of a single trust, estate, or account.

(b) For purposes of this act, shareholdings registered in substantially similar names constitute one (1) shareholder if it is reasonable to believe that the names represent the same person.

ARTICLE 2
INCORPORATION

17-16-201. Incorporators.

One (1) or more persons may act as the incorporator or incorporators of a corporation by delivering articles of incorporation to the secretary of state for filing.

17-16-202. Articles of incorporation.

(a) The articles of incorporation shall set forth:

(i) A corporate name for the corporation that satisfies the requirements of W.S. 17-16-401;

(ii) The number of shares the corporation is authorized to issue, which may be unlimited if so stated;

(iii) The street address of the corporation's initial registered office and the name of its initial registered agent at that office; and

(iv) The name and address of each incorporator.

(b) The articles of incorporation may set forth:

(i) The names and addresses of the individuals who are to serve as the initial directors;

(ii) Provisions not inconsistent with law including:

(A) The purpose or purposes for which the corporation is organized;

(B) Managing the business and regulating the affairs of the corporation;

(C) Defining, limiting, and regulating the powers of the corporation, its board of directors, and shareholders;

(D) A par value for authorized shares or classes of shares;

(E) The imposition of personal liability on shareholders for the debts of the corporation to a specified extent and upon specified conditions.

(iii) Any provision that under this act is required or permitted to be set forth in the bylaws;

(iv) A provision eliminating or limiting the liability of a director to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for:

(A) The amount of financial benefit received by a director to which he is not entitled;

(B) An intentional infliction of harm on the corporation or shareholders;

(C) A violation of W.S. 17-16-833; or

(D) An intentional violation of criminal law; and

(v) A provision permitting or making obligatory indemnification of a director for liability (as defined in W.S. 17-16-850(a)(v)) to any person for any action taken, or failure to take any action, as a director, except liability for:

(A) Receipt of a financial benefit to which he is not entitled;

(B) An intentional infliction of harm on the corporation or its shareholders;

(C) A violation of W.S. 17-16-833; or

(D) An intentional violation of criminal law.

(c) The articles of incorporation need not set forth any of the corporate powers enumerated in this act.

(d) The articles of incorporation shall be accompanied by a written consent to appointment manually signed by the registered agent.

17-16-203. Incorporation.

(a) Unless a delayed effective date is specified, the corporate existence begins when the articles of incorporation are filed.

(b) The secretary of state's filing of the articles of incorporation is conclusive proof that the incorporators satisfied all conditions precedent to incorporation except in a proceeding by the state to cancel or revoke the incorporation or involuntarily dissolve the corporation.

17-16-204. Liability for preincorporation transactions.

All persons purporting to act as or on behalf of a corporation, knowing there was no incorporation under this act, are jointly and severally liable for all liabilities created while so acting.

17-16-205. Organization of corporation.

(a) After incorporation:

(i) If initial directors are named in the articles of incorporation, the initial directors shall hold an organizational meeting, at the call of a majority of the directors, to complete the organization of the corporation by appointing officers, adopting bylaws, and carrying on any other business brought before the meeting;

(ii) If initial directors are not named in the articles, the incorporator or incorporators shall hold an organizational meeting at the call of a majority of the incorporators to:

(A) Elect directors and complete the organization of the corporation; or

(B) Elect a board of directors who shall complete the organization of the corporation.

(b) Action required or permitted by this act to be taken by incorporators at an organizational meeting may be taken without a meeting if the action taken is evidenced by one (1) or more written consents describing the action taken and signed, either manually or in facsimile, by each incorporator.

(c) An organizational meeting may be held within or outside of this state.

(d) Within sixty (60) days after filing articles of incorporation, a corporation which maintains a registered agent required to register by W.S. 17-16-505, shall provide information to the registered agent as required by W.S. 17-16-507.

17-16-206. Bylaws.

(a) The incorporators or board of directors of a corporation shall adopt initial bylaws for the corporation.

(b) The bylaws of a corporation may contain any provision for managing the business and regulating the affairs of the corporation that is not inconsistent with law or the articles of incorporation.

(c) If bylaws are not adopted:

(i) An annual meeting shall be held within three (3) months after the close of the corporation's fiscal year;

(ii) The required officers shall be the president, the secretary and the treasurer; and

(iii) Bylaws may be adopted at any director or shareholder meeting.

17-16-207. Emergency bylaws.

(a) Unless the articles of incorporation provide otherwise, the board of directors of a corporation may adopt bylaws to be effective only in an emergency defined in subsection (d) of this section. The emergency bylaws, which are subject to amendment or repeal by the shareholders, may make all provisions necessary for managing the corporation during the emergency, including:

(i) Procedures for calling a meeting of the board of directors;

(ii) Quorum requirements for the meeting; and

(iii) Designation of additional or substitute directors.

(b) All provisions of the regular bylaws consistent with the emergency bylaws remain effective during the emergency. The emergency bylaws are not effective after the emergency ends.

(c) Corporate action taken in good faith in accordance with the emergency bylaws:

(i) Binds the corporation; and

(ii) May not be used to impose liability on a corporate director, officer, employee, or agent.

(d) An emergency exists for purposes of this section if a quorum of the corporation's directors cannot readily be assembled because of some extraordinary event.

ARTICLE 3
PURPOSES AND POWERS

17-16-301. Purposes.

(a) Every corporation incorporated under this act has the purpose of engaging in any lawful business unless a more limited purpose is set forth in the articles of incorporation.

(b) A corporation engaging in a business that is subject to regulation under another statute of this state may incorporate under this act only if permitted by, and subject to all limitations of, the other statute.

17-16-302. General powers.

(a) Unless its articles of incorporation provide otherwise, every corporation has perpetual duration and succession in its corporate name and has the same powers as an individual to do all things necessary or convenient to carry out its business and affairs, including without limitation power to:

(i) Sue and be sued, complain and defend in its corporate name;

(ii) Have a corporate seal, which may be altered at will, and to use it, or a facsimile of it, by impressing or affixing it or in any other manner reproducing it;

(iii) Make and amend bylaws, not inconsistent with its articles of incorporation or with the laws of this state, for managing the business and regulating the affairs of the corporation;

(iv) Purchase, receive, lease, or otherwise acquire, and own, hold, improve, use, and otherwise deal with, real or personal property, or any legal or equitable interest in property, wherever located;

(v) Sell, convey, mortgage, pledge, lease, exchange, and otherwise dispose of all or any part of its property;

(vi) Purchase, receive, subscribe for, or otherwise acquire; own, hold, vote, use, sell, mortgage, lend, pledge, or otherwise dispose of; and deal in and with shares or other interests in, or obligations of, any other entity;

(vii) Make contracts and guarantees, incur liabilities, borrow money, issue its notes, bonds, and other obligations which may be convertible into or include the option to purchase other securities of the corporation, and secure any of its obligations by mortgage or pledge of any of its property, franchises, or income;

(viii) Lend money, invest and reinvest its funds, and receive and hold real and personal property as security for repayment;

(ix) Be a promoter, partner, member, associate, or manager of any partnership, joint venture, trust, or other entity;

(x) Conduct its business, locate offices, and exercise the powers granted by this act within or without this state;

(xi) Elect directors and appoint officers, employees, and agents of the corporation, define their duties, fix their compensation, and lend them money and credit;

(xii) Pay pensions and establish pension plans, pension trusts, profit sharing plans, share bonus plans, share option plans, and benefit or incentive plans for any or all of its current or former directors, officers, employees, and agents;

(xiii) Make donations for the public welfare or for charitable, scientific, or educational purposes;

(xiv) Transact any lawful business; and

(xv) Make payments or donations, or do any other act, not inconsistent with law, that furthers the business and affairs of the corporation.

17-16-303. Emergency powers.

(a) In anticipation of or during an emergency defined in subsection (d) of this section, the board of directors of a corporation may:

(i) Modify lines of succession to accommodate the incapacity of any director, officer, employee, or agent; and

(ii) Relocate the principal office, designate alternative principal offices or regional offices, or authorize the officers to do so.

(b) During an emergency defined in subsection (d) of this section, unless emergency bylaws provide otherwise:

(i) Notice of a meeting of the board of directors need be given only to those directors whom it is practicable to reach and may be given in any practicable manner, including by publication and radio; and

(ii) One (1) or more officers of the corporation present at a meeting of the board of directors may be deemed to be directors for the meeting, in order of rank and within the same rank in order of seniority, as necessary to achieve a quorum.

(c) Corporate action taken in good faith during an emergency under this section to further the ordinary business affairs of the corporation:

(i) Binds the corporation; and

(ii) May not be used to impose liability on a corporate director, officer, employee, or agent.

(d) An emergency exists for the purposes of this section if a quorum of the corporation's directors cannot readily be assembled because of some extraordinary event.

17-16-304. Ultra vires.

(a) Except as provided in subsection (b) of this section, the validity of corporate action may not be challenged on the ground that the corporation lacks or lacked power to act.

(b) A corporation's power to act may be challenged in a proceeding by:

(i) A shareholder against the corporation to enjoin the act;

(ii) The corporation, directly, derivatively, or through a receiver, trustee, or other legal representative, against an incumbent or former director, officer, employee, or agent of the corporation; or

(iii) The attorney general under W.S. 17-16-1430.

(c) In a shareholder's proceeding under paragraph (b)(i) of this section to enjoin an unauthorized corporate act the court may enjoin or set aside the act, if equitable and if all affected persons are parties to the proceeding, and may award damages for loss, other than anticipated profits, suffered by the corporation or another party because of enjoining the unauthorized act.

ARTICLE 5
OFFICE AND AGENT

17-16-501. Registered office and registered agent.

(a) Each corporation shall continuously maintain in this state:

(i) A registered office that may be the same as any of its places of business; and

(ii) A registered agent, who may be:

(A) An individual who resides in this state and whose business office is identical with the registered office;

(B) A domestic corporation or not-for-profit domestic corporation whose business office is identical with the registered office; or

(C) A foreign corporation or not-for-profit foreign corporation authorized to transact business in this state whose business office is identical with the registered office.

17-16-502. Change of registered office or registered agent.

(a) A corporation may change its registered office or registered agent by delivering to the secretary of state for filing a statement of change that sets forth:

(i) The name of the corporation;

(ii) The street address of its current registered office;

(iii) If the current registered office is to be changed, the street address of the new registered office;

(iv) The name of its current registered agent;

(v) If the current registered agent is to be changed, the name of the new registered agent and the new agent's written consent to the appointment executed by the registered agent, either on the statement or attached to it; and

(vi) That after the change or changes are made, the street addresses of its registered office and the business office of its registered agent will be identical.

(b) If a registered agent changes the street address of his business office, he may change the street address of the registered office of any corporation for which he is the registered agent by notifying the corporation in writing of the change and signing, either manually or in facsimile, and delivering to the secretary of state for filing a statement that complies with the requirements of subsection (a) of this section and recites that the corporation has been notified of the change.

17-16-504. Service on corporation.

(a) A corporation's registered agent is the corporation's agent for service of process, notice, or demand required or permitted by law to be served on the corporation.

(b) If a corporation has no registered agent, or the agent cannot with reasonable diligence be served, the corporation may be served by registered or certified mail, return receipt requested, addressed to the secretary of the corporation at its principal office. Service is perfected under this subsection at the earliest of:

(i) The date the corporation receives the mail;

(ii) The date shown on the return receipt, if signed, either manually or in facsimile, on behalf of the corporation; or

(iii) Five (5) days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed.

(c) This section does not prescribe the only means, or necessarily the required means, of serving a corporation.

17-16-508. Production of records.

(a) All records maintained pursuant to W.S. 17-16-507 are subject to periodic, special or other examination by the secretary of state or his representatives as deemed necessary or appropriate in investigations.

(b) The secretary of state may compel production of records required to be maintained pursuant to W.S. 17-16-507 in accordance with the provisions of the Wyoming Administrative Procedure Act.

(c) The secretary of state shall hold any records obtained pursuant to this section confidential except for information required to be in the annual report required by W.S. 17-16-1630(a). The secretary of state may release any such confidential information only pursuant to court subpoena or to a bona fide law enforcement agency for use in a criminal investigation.

ARTICLE 6
SHARES AND DISTRIBUTIONS

17-16-601. Authorized shares.

(a) The articles of incorporation shall prescribe the classes of shares and the number, which may be unlimited, of shares of each class that the corporation is authorized to issue. If more than one (1) class of shares is authorized, the articles of incorporation shall prescribe a distinguishing designation for each class, and, prior to the issuance of shares of a class, the preferences, limitations, and relative rights of that class shall be described in the articles of incorporation. All shares of a class shall have preferences, limitations, and relative rights identical with those of other shares of the same class except to the extent otherwise permitted by W.S. 17-16-602.

(b) The articles of incorporation shall authorize:

(i) One (1) or more classes of shares that together have unlimited voting rights; and

(ii) One (1) or more classes of shares, which may be the same class or classes as those with voting rights, that together are entitled to receive the net assets of the corporation upon dissolution.

(c) The articles of incorporation may authorize one (1) or more classes of shares that:

(i) Have special, conditional, or limited voting rights, or no right to vote, except to the extent prohibited by this act;

(ii) Are redeemable or convertible as specified in the articles of incorporation as follows:

(A) At the option of the corporation, the shareholder, or another person or upon the occurrence of a designated event;

(B) For cash, indebtedness, securities, or other property;

(C) In a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events.

(iii) Entitle the holders to distributions calculated in any manner, including dividends that may be cumulative, noncumulative, or partially cumulative; or

(iv) Have preference over any other class of shares with respect to distributions, including dividends and distributions upon the dissolution of the corporation.

(d) The description of the designations, preferences, limitations, and relative rights of share classes in subsection (c) of this section is not exhaustive.

17-16-602. Terms of class or series determined by board of directors.

(a) If the articles of incorporation so provide, the board of directors may determine, in whole or part, the preferences, limitations, and relative rights, within the limits set forth in W.S. 17-16-601, of:

(i) Any class of shares before the issuance of any shares of that class; or

(ii) One (1) or more series within a class before the issuance of any shares of that series.

(b) Each series of a class shall be given a distinguishing designation.

(c) All shares of a series shall have preferences, limitations, and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of other series of the same class.

(d) Before issuing any shares of a class or series created under this section, the corporation shall deliver to the secretary of state for filing articles of amendment, which are effective without shareholder action, that set forth:

(i) The name of the corporation;

(ii) The text of the amendment determining the terms of the class or series of shares;

(iii) The date the amendment was adopted; and

(iv) A statement that the amendment was duly adopted by the board of directors.

17-16-603. Issued and outstanding shares.

(a) A corporation may issue the number of shares of each class or series authorized by the articles of incorporation. Shares that are issued are outstanding shares until they are reacquired, redeemed, converted, or canceled.

(b) The reacquisition, redemption, or conversion of outstanding shares is subject to the limitations of subsection (c) of this section and to W.S. 17-16-640.

(c) At all times that shares of the corporation are outstanding, one (1) or more shares that together have unlimited voting rights and one (1) or more shares that together are entitled to receive the net assets of the corporation upon dissolution shall be outstanding.

17-16-604. Fractional shares.

(a) A corporation may:

(i) Issue fractions of a share or pay in money the value of fractions of a share;

(ii) Arrange for disposition of fractional shares by the shareholders; or

(iii) Issue scrip in registered or bearer form entitling the holder to receive a full share upon surrendering enough scrip to equal a full share.

(b) Each certificate representing scrip shall be conspicuously labeled "scrip" and shall contain the information required by W.S. 17-16-625(b).

(c) The holder of a fractional share is entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the corporation upon liquidation. The holder of scrip is not entitled to any of these rights unless the scrip provides for them.

(d) The board of directors may authorize the issuance of scrip subject to any condition considered desirable, including:

(i) That the scrip will become void if not exchanged for full shares before a specified date; and

(ii) That the shares for which the scrip is exchangeable may be sold and the proceeds paid to the scripholders.

17-16-621. Issuance of shares.

(a) The powers granted in this section to the board of directors may be reserved to the shareholders by the articles of incorporation.

(b) The board of directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the corporation.

(c) Before the corporation issues shares, the board of directors shall determine that the consideration received or to be received for shares to be issued is adequate. That determination by the board of directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid, and nonassessable.

(d) When the corporation receives the consideration for which the board of directors authorized the issuance of shares, the shares issued therefor are fully paid and nonassessable.

(e) The corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the note is paid, or the benefits received. If the services are not performed, the note is not paid, or the benefits are not received, the shares escrowed or restricted and the distributions credited may be cancelled in whole or part.

17-16-622. Liability of shareholders.

(a) A purchaser from a corporation of its own shares is not liable to the corporation or its creditors with respect to the shares except to pay the consideration for which the shares were authorized to be issued pursuant to W.S. 17-16-621 or specified in the subscription agreement pursuant to W.S. 17-16-620.

(b) Unless otherwise provided in the articles of incorporation, a shareholder of a corporation is not personally liable for the acts or debts of the corporation except that he may become personally liable by reason of his own acts or conduct.

17-16-623. Share dividends.

(a) Unless the articles of incorporation provide otherwise, shares may be issued pro rata and without consideration to the corporation's shareholders or to the shareholders of one (1) or more classes or series. An issuance of shares under this subsection is a share dividend.

(b) Shares of one (1) class or series may not be issued as a share dividend in respect of shares of another class or series unless:

(i) The articles of incorporation so authorize;

(ii) A majority of the votes entitled to be cast by the class or series to be issued approve the issue; or

(iii) There are no outstanding shares of the class or series to be issued.

(c) If the board of directors does not fix the record date for determining shareholders entitled to a share dividend, it is the date the board of directors authorizes the share dividend.

17-16-624. Share options.

A corporation may issue rights, options, or warrants for the purchase of shares of the corporation. The board of directors shall determine the terms upon which the rights, options, or warrants are issued, their form and content, and the consideration for which the shares are to be issued.

17-16-625. Form and content of certificates.

(a) Shares may but need not be represented by certificates. Unless this act or another statute expressly provides otherwise, the rights and obligations of shareholders are identical whether or not their shares are represented by certificates.

(b) At a minimum each share certificate shall state on its face:

(i) The name of the issuing corporation and that it is organized under the law of this state;

(ii) The name of the person to whom issued; and

(iii) The number and class of shares and the designation of the series, if any, the certificate represents.

(c) If the issuing corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series, and the authority of the board of directors to determine variations for future series, shall be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information on request in writing and without charge.

(d) Each share certificate:

(i) Shall be signed, either manually or in facsimile, by two (2) officers designated in the bylaws or by the board of directors; and

(ii) May bear the corporate seal or its facsimile.

(e) If the person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

17-16-626. Shares without certificates.

(a) Unless the articles of incorporation or bylaws provide otherwise, the board of directors of a corporation may authorize the issue of some or all of the shares of any or all of the classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation.

(b) Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information required on certificates by W.S. 17-16-625(b) and (c), and, if applicable, W.S. 17-16-627.

17-16-627. Restriction on transfer of shares and other securities.

(a) The articles of incorporation, bylaws, an agreement among shareholders, or an agreement between shareholders and the corporation may impose restrictions on the transfer or registration of transfer of shares of the corporation. A restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction.

(b) A restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this section and its existence is noted conspicuously on the front or back of the certificate or is contained in the information statement required by W.S. 17-16-626(b). Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.

(c) A restriction on the transfer or registration of transfer of shares is authorized:

(i) To maintain the corporation's status when it is dependent on the number or identity of its shareholders;

(ii) To preserve exemptions under federal or state securities law; or

(iii) For any other reasonable purpose.

(d) A restriction on the transfer or registration of transfer of shares may:

(i) Obligate the shareholder first to offer the corporation or other persons, separately, consecutively, or simultaneously, an opportunity to acquire the restricted shares;

(ii) Obligate the corporation or other persons, separately, consecutively, or simultaneously, to acquire the restricted shares;

(iii) Require the corporation, the holders of any class of its shares, or another person to approve the transfer of the restricted shares, if the requirement is not manifestly unreasonable; or

(iv) Prohibit the transfer of the restricted shares to designated persons or classes of persons, if the prohibition is not manifestly unreasonable.

(e) For purposes of this section, "shares" includes a security convertible into or carrying a right to subscribe for or acquire shares.

17-16-628. Expense of issue.

A corporation may pay the expenses of selling or underwriting its shares, and of organizing or reorganizing the corporation, from the consideration received for shares.

17-16-630. Shareholders' preemptive rights.

(a) The shareholders of a corporation do not have a preemptive right to acquire the corporation's unissued shares except to the extent the articles of incorporation so provide.

(b) A statement included in the articles of incorporation that "the corporation elects to have preemptive rights," or words of similar import, means that the following principles apply except to the extent the articles of incorporation expressly provide otherwise:

(i) The shareholders of the corporation have a preemptive right, granted on uniform terms and conditions prescribed by the board of directors to provide a fair and reasonable opportunity to exercise the right, to acquire proportional amounts of the corporation's unissued shares upon the decision of the board of directors to issue them;

(ii) A shareholder may waive his preemptive right. A waiver evidenced by a writing is irrevocable even though it is not supported by consideration;

(iii) There is no preemptive right with respect to:

(A) Shares issued as compensation to directors, officers, agents, or employees of the corporation, its subsidiaries or affiliates;

(B) Shares issued to satisfy conversion or option rights created to provide compensation to directors, officers, agents, or employees of the corporation, its subsidiaries or affiliates;

(C) Shares authorized in articles of incorporation that are issued within six (6) months from the effective date of incorporation; or

(D) Shares sold otherwise than for money.

(iv) Holders of shares of any class without general voting rights but with preferential rights to distributions or assets have no preemptive rights with respect to shares of any class;

(v) Holders of shares of any class with general voting rights but without preferential rights to distributions or assets have no preemptive rights with respect to shares of any class with preferential rights to distributions or assets unless the shares with preferential rights are convertible into or carry a right to subscribe for or acquire shares without preferential rights;

(vi) Shares subject to preemptive rights that are not acquired by shareholders may be issued to any person for a period of one (1) year after being offered to shareholders at a consideration set by the board of directors that is not lower than the consideration set for the exercise of preemptive rights. An offer at a lower consideration or after the expiration of one (1) year is subject to the shareholders' preemptive rights.

(c) For purposes of this section, "shares" includes a security convertible into or carrying a right to subscribe for or acquire shares.

17-16-631. Corporation's acquisition of its own shares.

(a) A corporation may acquire its own shares and shares so acquired constitute authorized but unissued shares.

(b) If the articles of incorporation prohibit the reissue of acquired shares, the number of authorized shares is reduced by the number of shares acquired, effective upon amendment of the articles of incorporation.

(c) The board of directors may adopt articles of amendment under this section without shareholder action and deliver them to the secretary of state for filing. The articles shall set forth:

(i) The name of the corporation;

(ii) The reduction in the number of authorized shares, itemized by class and series; and

(iii) The total number of authorized shares, itemized by class and series, remaining after reduction of the shares.

17-16-640. Distributions to shareholders.

(a) A board of directors may authorize and the corporation may make distributions to its shareholders subject to restrictions imposed by the articles of incorporation and the limitation in subsection (c) of this section.

(b) If the board of directors does not fix the record date for determining shareholders entitled to a distribution, other than one (1) involving a purchase, redemption, or other acquisition of the corporation's shares, it is the date the board of directors authorizes the distribution.

(c) No distribution may be made if, after giving it effect:

(i) The corporation would not be able to pay its debts as they become due in the usual course of business; or

(ii) The corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

(d) The board of directors may base a determination that a distribution is not prohibited under subsection (c) of this section either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances.

(e) Except as provided in subsection (g) of this section, the effect of a distribution under subsection (c) of this section is measured:

(i) In the case of distribution by purchase, redemption, or other acquisition of the corporation's shares, as of the earlier of:

(A) The date money or other property is transferred or debt incurred by the corporation; or

(B) The date the shareholder ceases to be a shareholder with respect to the acquired shares.

(ii) In the case of any other distribution of indebtedness, as of the date the indebtedness is distributed; and

(iii) In all other cases, as of:

(A) The date the distribution is authorized if the payment occurs within one hundred twenty (120) days after the date of authorization; or

(B) The date the payment is made if it occurs more than one hundred twenty (120) days after the date of authorization.

(f) A corporation's indebtedness to a shareholder incurred by reason of a distribution made in accordance with this section is at parity with the corporation's indebtedness to its general, unsecured creditors except to the extent subordinated by agreement.

(g) Indebtedness of a corporation, including indebtedness issued as a distribution, is not considered a liability for purposes of determinations under subsection (c) of this section if its terms provide that payment of principal and interest are made only if and to the extent that payment of a distribution to shareholders could then be made under this section. If the indebtedness is issued as a distribution, each payment of principal or interest is treated as a distribution, the effect of which is measured on the date the payment is actually made.

ARTICLE 7
SHAREHOLDERS

17-16-701. Annual meeting.

(a) A corporation shall hold a meeting of shareholders annually at a time stated in or fixed in accordance with the bylaws.

(b) Annual shareholders' meetings may be held in or out of this state at the place stated in or fixed in accordance with the bylaws. If no place is stated in or fixed in accordance with the bylaws, annual meetings shall be held at the corporation's principal office. The board of directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held by means of remote communication. The board shall take into consideration stockholders' ability to participate by remote communication and provide an alternative means of participation for those stockholders unable to participate by remote communication. If authorized by the board of directors in its sole discretion, and subject to guidelines and procedures the board of directors may adopt, stockholders and proxies not physically present at a meeting of stockholders may, by means of remote communication:

(i) Participate in a meeting of stockholders; and

(ii) Be deemed present in person and vote at a meeting of stockholders, whether the meeting is held at a designated place or solely by means of remote communication, provided that the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy. The corporations shall implement reasonable measures to provide the stockholders and proxies a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceeding. If any stockholder or proxy votes or takes other action at the meeting by means of remote communication, a record of the vote or other action shall be maintained by the corporation.

(c) The failure to hold an annual meeting at the time stated in or fixed in accordance with a corporation's bylaws does not affect the validity of any corporate action.

17-16-702. Special meeting.

(a) A corporation shall hold a special meeting of shareholders:

(i) On call of its board of directors or the person or persons authorized to do so by the articles of incorporation or bylaws; or

(ii) If the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, either manually or in facsimile, date, and deliver to the corporation one (1) or more written demands for the meeting describing the purpose or purposes for which it is to be held, provided that the articles of incorporation may fix a lower percentage or a higher percentage not exceeding twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered. Unless otherwise provided in the articles of incorporation, a written demand for a special meeting may be revoked by a writing to that effect received by the corporation prior to the receipt by the corporation of demands sufficient in number to require the holding of a special meeting.

(b) If not otherwise fixed under W.S. 17-16-703 or 17-16-707, the record date for determining shareholders entitled to demand a special meeting is the date the first shareholder signs the demand.

(c) Special shareholders' meetings may be held in or out of this state at the place stated in or fixed in accordance with the bylaws. If no place is stated or fixed in accordance with the bylaws, special meetings shall be held at the corporation's principal office.

(d) Only business within the purpose or purposes described in the meeting notice required by W.S. 17-16-705(c) may be conducted at a special shareholders' meeting.

17-16-704. Action without meeting.

(a) Action required or permitted by this act to be taken at a shareholders' meeting may be taken without a meeting if notice of the proposed action is given to all voting shareholders and the action is taken by the holders of all shares entitled to vote on the action. The action shall be evidenced by one (1) or more written consents bearing the date of signature and describing the action taken, signed, either manually, by electronic transmittal or in facsimile, by the holders of the requisite number of shares entitled to vote on the action, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

(b) If not otherwise fixed under W.S. 17-16-703 or 17-16-707, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent under subsection (a) of this section. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest date appearing on a consent delivered to the corporation in the manner required by this section, written consents signed by all shareholders entitled to vote on the action are received by the corporation. A written consent may be revoked by a writing to that effect received by the corporation prior to the receipt by the corporation of unrevoked written consents sufficient in number to take corporate action.

(c) A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

(d) If this act requires that notice of proposed action be given to nonvoting shareholders and the action is to be taken by consent of the voting shareholders, the corporation shall give its nonvoting shareholders written notice of the proposed action at least ten (10) days before the action is taken. The notice shall contain or be accompanied by the same material that, under this act, would have been required to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

17-16-705. Notice of meeting.

(a) A corporation shall notify shareholders of the date, time, place and means of communication of each annual and special shareholders' meeting no fewer than ten (10) nor more than sixty (60) days before the meeting date. Unless this act or the articles of incorporation require otherwise, the corporation is required to give notice only to shareholders entitled to vote at the meeting.

(b) Unless this act or the articles of incorporation require otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called.

(c) Notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called.

(d) If not otherwise fixed under W.S. 17-16-703 or 17-16-707, the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders' meeting is the day before the first notice is delivered to shareholders.

(e) Unless the bylaws require otherwise, if an annual or special shareholders' meeting is adjourned to a different date, time, place or means of communication, notice need not be given of the new date, time, place or means of communication if the new date, time place or means of communication is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or shall be fixed under W.S. 17-16-707, however, notice of the adjourned meeting shall be given under this section to persons who are shareholders as of the new record date.

17-16-706. Waiver of notice.

(a) A shareholder may waive any notice required by this act, the articles of incorporation, or bylaws before or after the date and time stated in the notice. The waiver shall be in writing, be signed, either manually or in facsimile, or shall be sent by electronic transmission by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records.

(b) A shareholder's attendance at a meeting:

(i) Waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

(ii) Waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

17-16-707. Record date.

(a) The bylaws may fix or provide the manner of fixing the record date for one (1) or more voting groups in order to determine the shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action. If the bylaws do not fix or provide for fixing a record date, the board of directors of the corporation may fix a future date as the record date.

(b) A record date fixed under this section may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders.

(c) A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

(d) If a court orders a meeting adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting, it may provide that the original record date continues in effect or it may fix a new record date.

17-16-708. Conduct of the meeting.

(a) At each meeting of shareholders, a chair shall preside. The chair shall be appointed as provided in the bylaws or, in the absence of such provision, by the board.

(b) The chair, unless the articles of incorporation or bylaws provide otherwise, shall determine the order of business and shall establish rules for the conduct of the meeting.

(c) Any rules adopted for, and the conduct of, the meeting shall be fair to shareholders.

(d) The chair of the meeting shall announce at the meeting when the polls close for each matter voted upon. If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes nor any revocations or changes thereto may be accepted.

17-16-720. Shareholders' list for meeting.

(a) After fixing a record date for a meeting, a corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders' meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder.

(b) The shareholders' list shall be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, his agent, or attorney is entitled on written demand to inspect and, subject to the requirements of W.S. 17-16-1602(c), to copy the list, during regular business hours and at his expense, during the period it is available for inspection.

(c) The corporation shall make the shareholders' list available at the meeting, and any shareholder, his agent, or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

(d) If the corporation refuses to allow a shareholder, his agent, or attorney to inspect the shareholders' list before or at the meeting, or to copy the list as permitted by subsection (b) of this section, the district court of the county where a corporation's principal office or, if none in this state, its registered office, is located, on application of the shareholder, may summarily order the inspection or copying at the corporation's expense, order payment by the corporation of the shareholder's cost of suit including reasonable attorney fees and may postpone the meeting for which the list was prepared until the inspection or copying is complete.

(e) Refusal or failure to prepare or make available the shareholders' list does not affect the validity of action taken at the meeting.

17-16-721. Voting entitlement of shares.

(a) Except as provided in subsections (b) and (c) of this section or unless the articles of incorporation provide otherwise, each outstanding share, regardless of class, is entitled to one (1) vote on each matter voted on at a shareholders' meeting. Only shares are entitled to vote.

(b) The shares of a corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the first corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation.

(c) Subsection (b) of this section does not limit the power of a corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

(d) Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

17-16-722. Proxies.

(a) A shareholder may vote his shares in person or by proxy.

(b) A shareholder or his agent or attorney-in-fact may appoint a proxy to vote or otherwise act for the shareholder by signing, either manually or in facsimile, an appointment form or by an electronic transmission. An electronic transmission must contain or be accompanied by information from which one can determine that the shareholder, the shareholder's agent, or the shareholder's attorney-in-fact authorized the electronic transmission.

(c) An appointment of a proxy is effective when a signed appointment form or an electronic transmission of the appointment is received by the inspector of election or the officer or agent of the corporation authorized to tabulate votes. An appointment is valid for eleven (11) months unless a longer period is expressly provided in the appointment.

(d) An appointment of a proxy is revocable unless the appointment form or electronic transmission states that it is irrevocable and the appointment is coupled with an interest. Appointments coupled with an interest include the appointment of:

(i) A pledgee;

(ii) A person who purchased or agreed to purchase the shares;

(iii) A creditor of the corporation who extended it credit under terms requiring the appointment;

(iv) An employee of the corporation whose employment contract requires the appointment; or

(v) A party to a voting agreement created under W.S. 17-16-731.

(e) The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment.

(f) An appointment made irrevocable under subsection (d) of this section is revoked when the interest with which it is coupled is extinguished.

(g) A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he did not know of its existence when he acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates.

(h) Subject to W.S. 17-16-724 and to any express limitation on the proxy's authority stated in the appointment form or electronic transmission, a corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

17-16-723. Shares held by nominees.

(a) A corporation may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the corporation as the shareholder. The extent of this recognition may be determined in the procedure.

(b) The procedure may set forth:

(i) The types of nominees to which it applies;

(ii) The rights or privileges that the corporation recognizes in a beneficial owner;

(iii) The manner in which the procedure is selected by the nominee;

(iv) The information that shall be provided when the procedure is selected;

(v) The period for which selection of the procedure is effective; and

(vi) Other aspects of the rights and duties created.

17-16-724. Corporation's acceptance of votes.

(a) If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the corporation if acting in good faith is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder.

(b) If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the corporation if acting in good faith is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:

(i) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

(ii) The name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(iii) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(iv) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or

(v) Two (2) or more persons are the shareholder as cotenants or fiduciaries and the name signed purports to be the name of at least one (1) of the coowners and the person signing appears to be acting on behalf of all the coowners.

(c) The corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

(d) The corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this section or W.S. 17-16-722(b) are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

(e) Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this section or W.S. 17-16-722(b) is valid unless a court of competent jurisdiction determines otherwise.

17-16-725. Quorum and voting requirements for voting groups.

(a) Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the articles of incorporation or this act provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

(b) Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting.

(c) If a quorum exists, action on a matter other than the election of directors by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or this act require a greater number of affirmative votes.

(d) Reserved.

(e) The election of directors is governed by W.S. 17-16-728.

17-16-726. Action by single and multiple voting groups.

(a) If the articles of incorporation or this act provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group as provided in W.S. 17-16-725.

(b) If the articles of incorporation or this act provide for voting by two (2) or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately as provided in W.S. 17-16-725. Action may be taken by one (1) voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

17-16-727. Reserved.

17-16-728. Voting for directors; cumulative voting.

(a) Unless otherwise provided in the articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

(b) Shareholders do not have a right to cumulate their votes for directors unless the articles of incorporation so provide.

(c) A statement included in the articles of incorporation that "[all] [a designated voting group of] shareholders are entitled to cumulate their votes for directors," or words of similar import, means that the shareholders designated are entitled to multiply the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and cast the product for a single candidate or distribute the product among two (2) or more candidates.

(d) Shares otherwise entitled to vote cumulatively may not be voted cumulatively at a particular meeting unless:

(i) The meeting notice or proxy statement accompanying the notice states conspicuously that cumulative voting is authorized; or

(ii) A shareholder who has the right to cumulate his votes gives notice to the corporation not less than forty-eight (48) hours before the time set for the meeting of his intent to cumulate his votes during the meeting. If one (1) shareholder gives this notice all other shareholders in the same voting group participating in the election are entitled to cumulate their votes without giving further notice.

17-16-729. Inspectors of election.

(a) A corporation having any shares listed on a national securities exchange or regularly traded in a market maintained by one (1) or more members of a national or affiliated securities association shall, and any other corporation may, appoint one (1) or more inspectors to act at a meeting of shareholders and make a written report of the inspectors' determinations. Each inspector shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector's ability.

(b) The inspectors shall:

(i) Ascertain the number of shares outstanding and the voting power of each;

(ii) Determine the shares represented at a meeting;

(iii) Determine the validity of proxies and ballots;

(iv) Count all votes; and

(v) Determine the result.

(c) An inspector may be an officer or employee of the corporation.

17-16-730. Voting trusts.

(a) One (1) or more shareholders may create a voting trust, conferring on a trustee the right to vote or otherwise act for them, by signing, either manually or in facsimile, an agreement setting out the provisions of the trust, which may include anything consistent with its purpose, and transferring their shares to the trustee. When a voting trust agreement is signed, the trustee shall prepare a list of the names and addresses of all owners of beneficial interests in the trust, together with the number and class of shares each transferred to the trust, and deliver copies of the list and agreement to the corporation's principal office.

(b) A voting trust becomes effective on the date the first shares subject to the trust are registered in the trustee's name. A voting trust is valid for not more than ten (10) years after its effective date unless extended under subsection (c) of this section.

(c) All or some of the parties to a voting trust may extend it for additional terms of not more than ten (10) years each by signing, either manually or in facsimile, an extension agreement and obtaining the voting trustee's written consent to the extension. An extension is valid for ten (10) years from the date the first shareholder signs the extension agreement. The voting trustee shall deliver copies of the extension agreement and list of beneficial owners to the corporation's principal office. An extension agreement binds only those parties signing it.

17-16-731. Voting agreements.

(a) Any shareholder may agree with one (1) or more other shareholders or the corporation to provide for the manner in which he will vote his shares by signing, either manually or in facsimile, an agreement for that purpose. A voting agreement created under this section is not subject to the provisions of W.S. 17-16-730.

(b) A voting agreement created under this section is specifically enforceable.

17-16-732. Shareholder agreements.

(a) An agreement among the shareholders of a corporation that complies with this section is effective among the shareholders and the corporation even though it is inconsistent with one (1) or more other provisions of this act in that it:

(i) Eliminates the board of directors or restricts the discretion or powers of the board of directors;

(ii) Governs the authorization or making of distributions whether or not in proportion to ownership of shares, subject to the limitations in W.S. 17-16-640;

(iii) Establishes who shall be directors or officers of the corporation, or their terms of office or manner of selection or removal;

(iv) Governs, in general or in regard to specific matters, the exercise or division of voting power by or between the shareholders and directors or by or among any of them, including use of weighted voting rights or director proxies;

(v) Establishes the terms and conditions of any agreement for the transfer or use of property or the provision of services between the corporation and any shareholder, director, officer or employee of the corporation or among any of them;

(vi) Transfers to one (1) or more shareholders or other persons all or part of the authority to exercise the corporate powers or to manage the business and affairs of the corporation, including the resolution of any issue about which there exists a deadlock among directors or shareholders;

(vii) Requires dissolution of the corporation at the request of one (1) or more of the shareholders or upon the occurrence of a specified event or contingency; or

(viii) Otherwise governs the exercise of the corporate powers or the management of the business and affairs of the corporation or the relationship among the shareholders, the directors and the corporation, or among any of them, and is not contrary to public policy.

(b) An agreement authorized by this section shall be:

(i) Set forth:

(A) In the articles of incorporation or bylaws and approved by all persons who are shareholders at the time of the agreement; or

(B) In a written agreement that is signed by all persons who are shareholders at the time of the agreement and is made known to the corporation.

(ii) Subject to amendment only by all persons who are shareholders at the time of the amendment, unless the agreement provides otherwise; and

(iii) Valid for ten (10) years, unless the agreement provides otherwise. Nothing herein affects agreements in force on July 1, 1997.

(c) The existence of an agreement authorized by this section shall be noted conspicuously on the front or back of each certificate for outstanding shares or on the information statement required by W.S. 17-16-626(b). If at the time of the agreement the corporation has shares outstanding represented by certificates, the corporation shall recall the outstanding certificates and issue substitute certificates that comply with this subsection. The failure to note the existence of the agreement on the certificate or information statement shall not affect the validity of the agreement or any action taken pursuant to it. Any purchaser of shares who, at the time of purchase, did not have knowledge of the existence of the agreement shall be entitled to rescission of the purchase. A purchaser shall be deemed to have knowledge of the existence of the agreement if its existence is noted on the certificate or information statement for the shares in compliance with this subsection and, if the shares are not represented by a certificate, the information statement is delivered to the purchaser at or prior to the time of purchase of the shares. An action to enforce the right of rescission authorized by this subsection must be commenced within the earlier of ninety (90) days after discovery of the existence of the agreement or two (2) years after the time of purchase of the shares.

(d) An agreement authorized by this section shall cease to be effective when shares of the corporation are listed on a national securities exchange or regularly traded in a market maintained by one (1) or more members of a national or affiliated securities association. If the agreement ceases to be effective for any reason, the board of directors may, if the agreement is contained or referred to in the corporation's articles of incorporation or bylaws, adopt an amendment to the articles of incorporation or bylaws, without shareholder action, to delete the agreement and any references to it.

(e) An agreement authorized by this section that limits the discretion or powers of the board of directors shall relieve the directors of, and impose upon the person or persons in whom such discretion or powers are vested, liability for acts or omissions imposed by law on directors to the extent that the discretion or powers of the directors are limited by the agreement.

(f) The existence or performance of an agreement authorized by this section shall not be a ground for imposing personal liability on any shareholder for the acts or debts of the corporation even if the agreement or its performance treats the corporation as if it were a partnership or results in failure to observe the corporate formalities otherwise applicable to the matters governed by the agreement.

(g) Incorporators or subscribers for shares may act as shareholders with respect to an agreement authorized by this section if no shares have been issued when the agreement is made.

17-16-740. Subarticle definitions.

(f) As used in this subarticle:

(i) "Derivative proceeding" means a civil suit in the right of a domestic corporation or, to the extent provided in W.S. 17-16-747, in the right of a foreign corporation;

(ii) "Shareholder" includes a beneficial owner whose shares are held in a voting trust or held by a nominee on the beneficial owner's behalf.

17-16-741. Standing.

(a) A shareholder may not commence or maintain a derivative proceeding unless the shareholder:

(i) Was a shareholder of the corporation at the time of the act or omission complained of, or became a shareholder through transfer by operation of law from one who was a shareholder at the time; and

(ii) Fairly and adequately represents the interests of the corporation in enforcing the right of the corporation.

17-16-742. Demand.

(a) No shareholder may commence a derivative proceeding until:

(i) A written demand has been made upon the corporation to take suitable action; and

(ii) Ninety (90) days have expired from the date the demand was made unless the shareholder has earlier been notified that the demand has been rejected by the corporation or unless irreparable injury to the corporation would result by waiting for the expiration of the ninety (90) day period.

17-16-743. Stay of proceedings.

If the corporation commences an inquiry into the allegations made in the demand or complaint, the court may stay any derivative proceeding for such period as the court deems appropriate.

17-16-744. Dismissal.

(a) A derivative proceeding shall be dismissed by the court on motion by the corporation if the panel specified in subsection (b) of this section has determined in good faith after conducting a reasonable inquiry upon which its conclusions are based that the maintenance of the derivative proceeding is not in the best interests of the corporation.

(b) The court may appoint a panel of one (1) or more independent persons upon motion by the corporation to make a determination whether the maintenance of the derivative proceeding is in the best interests of the corporation. In such case, the plaintiff shall have the burden of proving that the requirements of subsection (a) of this section have not been met.

17-16-745. Discontinuance or settlement.

A derivative proceeding may not be discontinued or settled without the court's approval. If the court determines that a proposed discontinuance or settlement will substantially affect the interests of the corporation's shareholders or a class of shareholders, the court shall direct that notice be given to the shareholders affected.

17-16-746. Payment of expenses.

(a) On termination of the derivative proceeding the court may:

(i) Order the corporation to pay the plaintiff's reasonable expenses, including counsel fees, incurred in the proceeding if it finds that the proceeding resulted in a substantial benefit to the corporation;

(ii) Order the plaintiff to pay any defendant's reasonable expenses, including counsel fees, incurred in defending the proceeding if it finds that the proceeding was commenced or maintained without reasonable cause or for an improper purpose; or

(iii) Order a party to pay an opposing party's reasonable expenses, including counsel fees, incurred because of the filing of a pleading, motion or other paper, if it finds that the pleading, motion or other paper was not well grounded in fact, after reasonable inquiry, or warranted by existing law or a good faith argument for the extension, modification or reversal of existing law and was interposed for an improper purpose, such as to harass or to cause unnecessary delay or needless increase in the cost of litigation.

ARTICLE 8
DIRECTORS AND OFFICERS

17-16-801. Requirement for and duties of board of directors.

(a) Except as provided in W.S. 17-16-732, each corporation shall have a board of directors.

(b) All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, its board of directors, subject to any limitation set forth in the articles of incorporation or in an agreement authorized under W.S. 17-16-732.

(c) Repealed By Laws 1997, ch. 190, § 3.

17-16-802. Qualifications of directors.

The articles of incorporation or bylaws may prescribe qualifications for directors. A director need not be a resident of this state or a shareholder of the corporation unless the articles of incorporation or bylaws so prescribe.

17-16-803. Number and election of directors.

(a) A board of directors shall consist of one (1) or more individuals, with the number specified in or fixed in accordance with the articles of incorporation or bylaws.

(b) If a board of directors has power to fix or change the number of directors, the board may increase or decrease by thirty percent (30%) or less the number of directors last approved by the shareholders, but only the shareholders may increase or decrease by more than thirty percent (30%) the number of directors last approved by the shareholders.

(c) The articles of incorporation or bylaws may establish a variable range for the size of the board of directors by fixing a minimum and maximum number of directors. If a variable range is established, the number of directors may be fixed or changed from time to time within the minimum and maximum, by the shareholders or the board of directors. After shares are issued, only the shareholders may change the range for the size of the board or change from a fixed to a variable-range size board or vice versa.

(d) Directors are elected at the first annual shareholders' meeting and at each annual meeting thereafter unless their terms are staggered under W.S. 17-16-806.

17-16-804. Election of directors by certain classes of shareholders.

If the articles of incorporation authorize dividing the shares into classes, the articles may also authorize the election of all or a specified number of directors by the holders of one (1) or more authorized classes of shares. A class or classes of shares entitled to elect one (1) or more directors is a separate voting group for purposes of the election of directors.

17-16-805. Terms of directors generally.

(a) The terms of the initial directors of a corporation expire at the first shareholders' meeting at which directors are elected.

(b) The terms of all other directors expire at the next annual shareholders' meeting following their election unless their terms are staggered under W.S. 17-16-806.

(c) A decrease in the number of directors does not shorten an incumbent director's term.

(d) The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected.

(e) Despite the expiration of a director's term, he continues to serve until his successor is elected and qualifies or until there is a decrease in the number of directors.

17-16-806. Staggered terms for directors.

If there are three (3) or more directors, the articles of incorporation may provide for staggering their terms by dividing the total number of directors into two (2) or three (3) groups, with each group containing one-half (1/2) or one-third (1/3) of the total, as near as may be. In that event, the terms of directors in the first group expire at the first annual shareholders' meeting after their election, the terms of the second group expire at the second annual shareholders' meeting after their election, and the terms of the third group, if any, expire at the third annual shareholders' meeting after their election. At each annual shareholders' meeting held thereafter, directors shall be chosen for a term of two (2) years or three (3) years, as the case may be, to succeed those whose terms expire.

17-16-807. Resignation of directors.

(a) A director may resign at any time by written notice or by electronic transmission delivered to the board of directors, its chairman, or to the corporation.

(b) A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

17-16-808. Removal of directors by shareholders.

(a) The shareholders may remove one (1) or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause.

(b) If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him.

(c) If cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect him under cumulative voting is voted against his removal. If cumulative voting is not authorized, a director may be removed only if the number of votes cast to remove him exceeds the number of votes cast not to remove him.

(d) A director may be removed by the shareholders only at a meeting called for the purpose of removing him and the meeting notice shall state that the purpose, or one (1) of the purposes, of the meeting is removal of the director.

17-16-809. Removal of directors by judicial proceeding.

(a) The district court of the county where a corporation's principal office, or if none in this state, its registered office, is located may remove a director of the corporation from office in a proceeding commenced either by the corporation or by its shareholders holding at least ten percent (10%) of the outstanding shares of any class if the court finds that:

(i) The director engaged in fraudulent or dishonest conduct, or gross abuse of authority or discretion, with respect to the corporation; and

(ii) Removal is in the best interest of the corporation.

(b) The court that removes a director may bar the director from reelection for a period prescribed by the court.

(c) If shareholders commence a proceeding under subsection (a) of this section, they shall make the corporation a party defendant.

17-16-810. Vacancy on board.

(a) Unless the articles of incorporation provide otherwise, if a vacancy occurs on a board of directors, including a vacancy resulting from an increase in the number of directors:

(i) The shareholders may fill the vacancy;

(ii) The board of directors may fill the vacancy; or

(iii) If the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

(b) If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

(c) A vacancy that will occur at a specific later date, by reason of a resignation effective at a later date under W.S. 17-16-807(b) or otherwise, may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

17-16-811. Compensation of directors.

Unless the articles of incorporation or bylaws provide otherwise, the board of directors may fix the compensation of directors.

17-16-820. Meetings.

(a) The board of directors may hold regular or special meetings within or outside of this state.

(b) Unless the articles of incorporation or bylaws provide otherwise, the board of directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication, including electronic transmission by which all directors participating may communicate with each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

17-16-821. Action without meeting.

(a) Unless the articles of incorporation or bylaws provide otherwise, action required or permitted by this act to be taken at a board of directors' meeting may be taken without a meeting if the action is taken by all members of the board. The action shall be evidenced by one (1) or more written consents describing the action taken, signed, either manually or in facsimile, by each director, or shall be sent by electronic transmission by each director, and shall be included in the minutes or filed with the corporate records reflecting the action taken.

(b) Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date.

(c) A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

17-16-822. Notice of meeting.

(a) Unless the articles of incorporation or bylaws provide otherwise, regular meetings of the board of directors may be held without notice of the date, time, place or purpose of the meeting.

(b) Unless the articles of incorporation or bylaws provide for a longer or shorter period, special meetings of the board of directors shall be preceded by at least two (2) days notice of the date, time and place of the meeting. The notice need not describe the purpose of the special meeting unless required by the articles of incorporation or bylaws.

17-16-823. Waiver of notice.

(a) A director may waive any notice required by this act, the articles of incorporation, or bylaws before or after the date and time stated in the notice. Except as provided by subsection (b) of this section, the waiver shall be in writing, signed, either manually or in facsimile, by the director entitled to the notice, and filed with the minutes or corporate records.

(b) A director's attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

17-16-824. Quorum and voting.

(a) Unless the articles of incorporation or bylaws require a greater number or unless otherwise specifically provided in this act, a quorum of a board of directors consists of:

(i) A majority of the fixed number of directors if the corporation has a fixed board size; or

(ii) A majority of the number of directors prescribed, or if no number is prescribed the number in office immediately before the meeting begins, if the corporation has a variable-range size board.

(b) The articles of incorporation or bylaws may authorize a quorum of a board of directors to consist of no fewer than one-third (1/3) of the fixed or prescribed number of directors determined under subsection (a) of this section.

(c) If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board of directors unless the articles of incorporation or bylaws require the vote of a greater number of directors.

(d) The right to dissent or abstention is not available to a director who votes in favor of the action taken. A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless:

(i) He objects at the beginning of the meeting or promptly upon his arrival to holding the meeting or transacting business at the meeting;

(ii) His dissent or abstention from the action taken is entered in the minutes of the meeting; or

(iii) He delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting.

17-16-825. Committees.

(a) Unless the articles of incorporation or bylaws provide otherwise, a board of directors may create one (1) or more committees and appoint members of the board of directors to serve on them. Each committee shall have one (1) or more members, who serve at the pleasure of the board of directors.

(b) The creation of a committee and appointment of members to it shall be approved by the greater of:

(i) A majority of all the directors in office when the action is taken; or

(ii) The number of directors required by the articles of incorporation or bylaws to take action under W.S. 17-16-824.

(c) W.S. 17-16-820 through 17-16-824, which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the board of directors, apply to committees and their members as well.

(d) To the extent specified by the board of directors or in the articles of incorporation or bylaws, each committee may exercise the authority of the board of directors under W.S. 17-16-801.

(e) A committee may not, unless specifically authorized by the board of directors:

(i) Authorize distributions;

(ii) Approve or propose to shareholders action that this act requires to be approved by shareholders;

(iii) Fill vacancies on the board of directors or on any of its committees;

(iv) Amend articles of incorporation pursuant to W.S. 17-16-1002;

(v) Adopt, amend or repeal bylaws;

(vi) Approve a plan of merger not requiring shareholder approval;

(vii) Authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors; or

(viii) Authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee or a senior executive officer of the corporation to do so within limits specifically prescribed by the board of directors.

(f) The creation of, delegation of authority to, or action by a committee does not alone constitute compliance by a director with the standards of conduct described in W.S. 17-16-830.

17-16-830. General standards for directors.

(a) A director shall discharge his duties as a director, including his duties as a member of a committee:

(i) In good faith;

(ii) With the care an ordinarily prudent person in a like position would exercise under similar circumstances; and

(iii) In a manner he reasonably believes to be in or at least not opposed to the best interests of the corporation.

(b) In discharging his duties a director is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by:

(i) One (1) or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

(ii) Legal counsel, public accountants or other persons as to matters the director reasonably believes are within the person's professional or expert competence; or

(iii) A committee of the board of directors of which he is not a member if the director reasonably believes the committee merits confidence.

(c) A director is not acting in good faith if he has knowledge concerning the matter in question that makes reliance otherwise permitted by subsection (b) of this section unwarranted.

(d) A director is not liable for any action taken as a director, or any failure to take any action, if he performed the duties of his office in compliance with this section.

(e) For purposes of subsection (a) of this section, a director, in determining what he reasonably believes to be in or not opposed to the best interests of the corporation, shall consider the interests of the corporation's shareholders and, in his discretion, may consider any of the following:

(i) The interests of the corporation's employees, suppliers, creditors and customers;

(ii) The economy of the state and nation;

(iii) The impact of any action upon the communities in or near which the corporation's facilities or operations are located;

(iv) The long-term interests of the corporation and its shareholders, including the possibility that those interests may be best served by the continued independence of the corporation; and

(v) Any other factors relevant to promoting or preserving public or community interests.

17-16-831. Director conflict of interest.

(a) A conflict of interest transaction is a transaction with the corporation in which a director of the corporation has a direct or indirect interest. A conflict of interest transaction is not voidable by the corporation solely because of the director's interest in the transaction if any one (1) of the following is true:

(i) The material facts of the transaction and the director's interest were disclosed or known to the board of directors or a committee of the board of directors and the board of directors or committee authorized, approved or ratified the transaction;

(ii) The material facts of the transaction and the director's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved or ratified the transaction; or

(iii) The transaction was fair to the corporation.

(b) For purposes of this section, a director of the corporation has an indirect interest in a transaction if:

(i) Another entity in which he has a material financial interest or in which he is a general partner is a party to the transaction; or

(ii) Another entity of which he is a director, officer or trustee is a party to the transaction and the transaction is or should be considered by the board of directors of the corporation.

(c) For purposes of paragraph (a)(i) of this section, a conflict of interest transaction is authorized, approved or ratified if it receives the affirmative vote of a majority of the directors on the board of directors or on the committee who have no direct or indirect interest in the transaction, but a transaction may not be authorized, approved or ratified under this section by a single director. If a majority of the directors who have no direct or indirect interest in the transaction vote to authorize, approve or ratify the transaction, a quorum is present for the purpose of taking action under this section. The presence of, or a vote cast by, a director with a direct or indirect interest in the transaction does not affect the validity of any action taken under paragraph (a)(i) of this section if the transaction is otherwise authorized, approved or ratified as provided in that paragraph.

(d) For purposes of paragraph (a)(ii) of this section, a conflict of interest transaction is authorized, approved or ratified if it receives the vote of a majority of the shares entitled to be counted under this subsection. Shares owned by or voted under the control of a director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity described in paragraph (b)(i) of this section, may not be counted in a vote of shareholders to determine whether to authorize, approve or ratify a conflict of interest transaction under paragraph (a)(ii) of this section. The vote of those shares, however, is counted in determining whether the transaction is approved under other sections of this act. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this subsection constitutes a quorum for the purpose of taking action under this section.

17-16-832. Loans to directors.

(a) Except as provided by subsection (c) of this section, a corporation may not lend money to or guarantee the obligation of a director of the corporation unless:

(i) The particular loan or guarantee is approved by a majority of the votes represented by the outstanding voting shares of all classes, voting as a single voting group, except the votes of shares owned by or voted under the control of the benefited director; or

(ii) The corporation's board of directors determines that the loan or guarantee benefits the corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees.

(b) The fact that a loan or guarantee is made in violation of this section does not affect the borrower's liability on the loan.

(c) This section does not apply to loans and guarantees authorized by statute regulating any special class of corporations.

17-16-833. Liability for unlawful distributions.

(a) A director who votes for or assents to a distribution made in violation of W.S. 17-16-640 or the articles of incorporation is personally liable to the corporation for the amount of the distribution that exceeds what could have been distributed without violating W.S. 17-16-640 or the articles of incorporation if it is established that he did not perform his duties in compliance with W.S. 17-16-830. In any proceeding commenced under this section, a director has all of the defenses ordinarily available to a director.

(b) A director held liable under subsection (a) of this section for an unlawful distribution is entitled to contribution:

(i) From every other director who could be held liable under subsection (a) of this section for the unlawful distribution; and

(ii) From each shareholder for the amount the shareholder accepted knowing the distribution was made in violation of W.S. 17-16-640 or the articles of incorporation.

(c) A proceeding under this section is barred unless it is commenced within two (2) years after the date on which the effect of the distribution was measured under W.S. 17-16-640(e) or (g).

17-16-840. Required officers.

(a) A corporation has the officers described in its bylaws or appointed by the board of directors in accordance with the bylaws.

(b) A duly appointed officer may appoint one (1) or more officers or assistant officers if authorized by the bylaws or the board of directors.

(c) The bylaws or the board of directors shall delegate to one (1) of the officers responsibility for preparing minutes of the directors' and shareholders' meetings and for authenticating records of the corporation.

(d) The same individual may simultaneously hold more than one (1) office in a corporation.

17-16-841. Duties of officers.

Each officer has the authority and shall perform the duties set forth in the bylaws or, to the extent consistent with the bylaws, the duties prescribed by the board of directors or by direction of an officer authorized by the board of directors to prescribe the duties of other officers.

17-16-842. Standards of conduct for officers.

(a) An officer with discretionary authority shall discharge his duties under that authority:

(i) In good faith;

(ii) With the care an ordinarily prudent person in a like position would exercise under similar circumstances; and

(iii) In a manner he reasonably believes to be in or at least not opposed to the best interests of the corporation.

(b) In discharging his duties an officer is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by:

(i) One (1) or more officers or employees of the corporation whom the officer reasonably believes to be reliable and competent in the matters presented; or

(ii) Legal counsel, public accountants or other persons as to matters the officer reasonably believes are within the person's professional or expert competence.

(c) An officer is not acting in good faith if he has knowledge concerning the matter in question that makes reliance otherwise permitted by subsection (b) of this section unwarranted.

(d) An officer is not liable for any action taken as an officer, or any failure to take any action, if he performed the duties of his office in compliance with this section.

(e) For purposes of subsection (a) of this section, an officer, in determining what he reasonably believes to be in or not opposed to the best interests of the corporation, shall consider the interests of the corporation's shareholders and, in his discretion, may consider any of the following:

(i) The interests of the corporation's employees, suppliers, creditors and customers;

(ii) The economy of the state and nation;

(iii) The impact of any action upon the communities in or near which the corporation's facilities or operations are located;

(iv) The long-term interests of the corporation and its shareholders, including the possibility that those interests may be best served by the continued independence of the corporation; and

(v) Any other factors relevant to promoting or preserving public or community interests.

17-16-843. Resignation and removal of officers.

(a) An officer may resign at any time by delivering notice to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the corporation accepts the future effective date, its board of directors may fill the pending vacancy before the effective date if the board of directors provides that the successor does not take office until the effective date.

(b) A board of directors may remove any officer at any time with or without cause.

17-16-844. Contract rights of officers.

(a) The appointment of an officer does not itself create contract rights.

(b) An officer's removal does not affect the officer's contract rights, if any, with the corporation. An officer's resignation does not affect the corporation's contract rights, if any, with the officer.

17-16-850. Subarticle definitions.

(a) In this subarticle:

(i) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger;

(ii) "Director" or "officer" means an individual who is or was a director or officer, respectively, of a corporation or who, while a director or officer of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity. A director or officer is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" or "officer" includes, unless the context requires otherwise, the estate or personal representative of a director or officer;

(iii) "Disinterested director" means a director who, at the time of a vote referred to in W.S. 17-16-853(c) or a vote or selection referred to in W.S. 17-16-855(b) or (c), is not:

(A) A party to the proceeding; or

(B) An individual having a familial, financial, professional or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's judgment when voting on the decision being made.

(iv) "Expenses" includes counsel fees;

(v) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding;

(vi) "Party" means an individual who was, is or is threatened to be made, a defendant or respondent in a proceeding;

(vii) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.

17-16-851. Authority to indemnify.

(a) Except as otherwise provided in this section, a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if:

(i) He conducted himself in good faith; and

(ii) He reasonably believed that his conduct was in or at least not opposed to the corporation's best interests; and

(iii) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or

(iv) He engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation, as authorized by W.S. 17-16-202(b)(v).

(b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of paragraph (a)(ii) of this section.

(c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

(d) Unless ordered by a court under W.S. 17-16-854(a)(iii) a corporation may not indemnify a director under this section:

(i) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the standard of conduct under subsection (a) of this section; or

(ii) In connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled.

(e) Repealed By Laws 1997, ch. 190, § 3.

17-16-852. Mandatory indemnification.

A corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

17-16-853. Advance for expenses.

(a) A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he is a director if he delivers to the corporation:

(i) A written affirmation of his good faith belief that he has met the standard of conduct described in W.S. 17-16-851 or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by W.S. 17-16-202(b)(iv); and

(ii) His written undertaking to repay any funds advanced if he is not entitled to mandatory indemnification under W.S. 17-16-852 and it is ultimately determined that he has not met the standard of conduct described in W.S. 17-16-851.

(iii) Repealed By Laws 1997, ch. 190, § 3.

(b) The undertaking required by paragraph (a)(ii) of this section shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

(c) Authorizations under this section shall be made:

(i) By the board of directors:

(A) If there are two (2) or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two (2) or more disinterested directors appointed by such a vote; or

(B) If there are fewer than two (2) disinterested directors, by the vote necessary for action by the board in accordance with W.S. 17-16-824(c), in which authorization directors who do not qualify as disinterested directors may participate; or

(ii) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the authorization.

17-16-855. Determination and authorization of indemnification.

(a) A corporation may not indemnify a director under W.S. 17-16-851 unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible because he has met the standard of conduct set forth in W.S. 17-16-851.

(b) The determination shall be made:

(i) If there are two (2) or more disinterested directors, by the board of directors by majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum), or by a majority of the members of a committee of two (2) or more disinterested directors appointed by such a vote;

(ii) Repealed By Laws 1997, ch. 190, § 3.

(iii) By special legal counsel:

(A) Selected in the manner prescribed in paragraph (i) of this subsection; or

(B) If there are fewer than two (2) disinterested directors, selected by the board of directors (in which selection directors who do not qualify as disinterested directors may participate); or

(iv) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

(c) Authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two (2) disinterested directors, authorization of indemnification shall be made by those entitled under paragraph (b)(iii) of this section to select special legal counsel.

17-16-856. Officers.

(a) A corporation may indemnify and advance expenses under this subarticle to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation:

(i) To the same extent as a director; and

(ii) If he is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract, except for:

(A) Liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; or

(B) Liability arising out of conduct that constitutes:

(I) Receipt by him of a financial benefit to which he is not entitled;

(II) An intentional infliction of harm on the corporation or the shareholders; or

(iii) An intentional violation of criminal law.

(ii) A corporation may also indemnify and advance expenses to a current or former officer, employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

(b) The provisions of paragraph (a)(ii) of this section shall apply to an officer who is also a director if the basis on which he is made a party to the proceeding is an act or omission solely as an officer.

(c) An officer of a corporation who is not a director is entitled to mandatory indemnification under W.S. 17-16-852, and may apply to a court under W.S. 17-16-854 for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under those provisions.

17-16-857. Insurance.

A corporation may purchase and maintain insurance on behalf of an individual who is a director or officer of the corporation, or who, while a director or officer of the corporation, serves at the corporation's request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by him in that capacity or arising from his status as a director or officer whether or not the corporation would have power to indemnify or advance expenses to him against the same liability under this subarticle.

17-16-858. Variation by corporate action; application of subarticle.

(a) A corporation may, by a provision in its articles of incorporation or bylaws or in a resolution adopted or a contract approved by its board of directors or shareholders, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification in accordance with W.S. 17-16-851 or advance funds to pay for or reimburse expenses in accordance with W.S. 17-16-853. Any such obligatory provision shall be deemed to satisfy the requirements for authorization referred to in W.S. 17-16-853(c) and 17-16-855(c). Any provision that obligates the corporation to provide indemnification to the fullest extent permitted by law shall be deemed to obligate the corporation to advance funds to pay for or reimburse expenses in accordance with W.S. 17-16-853 to the fullest extent permitted by law, unless the provision specifically provides otherwise.

(b) Any provision pursuant to subsection (a) of this section shall not obligate the corporation to indemnify or advance expenses to a director of a predecessor of the corporation, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided. Any provision for indemnification or advance for expenses in the articles of incorporation, bylaws, or a resolution of the board of directors or shareholders of a predecessor of the corporation in a merger or in a contract to which the predecessor is a party, existing at the time the merger takes effect, shall be governed by W.S. 17-16-1106(a)(iii).

(c) A corporation may, by provision in its articles of incorporation, limit any of the rights to indemnification or advance for expenses created by or pursuant to this subarticle.

(d) This subarticle does not limit a corporation's power to pay or reimburse expenses incurred by a director or officer in connection with his appearance as a witness in a proceeding at a time when he is not a party.

(e) This subarticle does not limit a corporation's power to indemnify, advance expenses to or provide or maintain insurance on behalf of an employee or agent.

17-16-859. Exclusivity of subarticle.

A corporation may provide indemnification or advance expenses to a director or an officer only as permitted by this subarticle.

ARTICLE 10
AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS

17-16-1001. Authority to amend.

(a) A corporation may amend its articles of incorporation at any time to add or change a provision that is required or permitted in the articles of incorporation or to delete a provision not required in the articles of incorporation. Whether a provision is required or permitted in the articles of incorporation is determined as of the effective date of the amendment.

(b) A shareholder of the corporation does not have a vested property right resulting from any provision in the articles of incorporation, including provisions relating to management, control, capital structure, dividend entitlement or purpose, or duration of the corporation.

17-16-1002. Amendment by board of directors.

(a) Unless the articles of incorporation provide otherwise, a corporation's board of directors may adopt one (1) or more amendments to the corporation's articles of incorporation without shareholder action to:

(i) Extend the duration of the corporation if it was incorporated at a time when limited duration was required by law;

(ii) Delete the names and addresses of the initial directors;

(iii) Delete the name and address of the initial registered agent or registered office, if a statement of change is on file with the secretary of state;

(iv) Change each issued and unissued authorized share of an outstanding class into a greater number of whole shares if the corporation has only shares of that class outstanding;

(v) Change the corporate name by substituting the word "corporation," "incorporated," "company," "limited," or the abbreviation "corp.," "inc.," "co.," or "ltd.," for a similar word or abbreviation in the name, or by adding, deleting, or changing a geographical attribution for the name; or

(vi) Make any other change expressly permitted by this act to be made without shareholder action.

17-16-1003. Amendment by board of directors and shareholders.

(a) A corporation's board of directors may propose one (1) or more amendments to the articles of incorporation for submission to the shareholders.

(b) For the amendment to be adopted:

(i) The board of directors shall recommend the amendment to the shareholders unless the board of directors determines that because of conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to the shareholders with the amendment; and

(ii) The shareholders entitled to vote on the amendment shall approve the amendment as provided in subsection (e) of this section.

(c) The board of directors may condition its submission of the proposed amendment on any basis.

(d) The corporation shall notify each shareholder, whether or not entitled to vote, of the proposed shareholders' meeting in accordance with W.S. 17-16-705. The notice of meeting shall also state that the purpose, or one (1) of the purposes, of the meeting is to consider the proposed amendment and contain or be accompanied by a copy or summary of the amendment.

(e) Unless this act, the articles of incorporation, or the board of directors acting pursuant to subsection (c) of this section require a greater vote or a vote by voting groups, the amendment to be adopted shall be approved by:

(i) A majority of the votes entitled to be cast on the amendment by any voting group with respect to which the amendment would create dissenters' rights; and

(ii) The votes required by W.S. 17-16-725 and 17-16-726 by every other voting group entitled to vote on the amendment.

17-16-1004. Voting on amendments by voting groups.

(a) The holders of the outstanding shares of a class are entitled to vote as a separate voting group, if shareholder voting is otherwise required by this act, on a proposed amendment if the amendment would:

(i) Increase or decrease the aggregate number of authorized shares of the class;

(ii) Effect an exchange or reclassification of all or part of the shares of the class into shares of another class;

(iii) Effect an exchange or reclassification, or create the right of exchange, of all or part of the shares of another class into shares of the class;

(iv) Change the designation, rights, preferences, or limitations of all or part of the shares of the class;

(v) Change the shares of all or part of the class into a different number of shares of the same class;

(vi) Create a new class of shares having rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal to the shares of the class;

(vii) Increase the rights, preferences, or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal to the shares of the class;

(viii) Limit or deny any existing preemptive right of all or part of the shares of the class; or

(ix) Cancel or otherwise affect rights to distributions or dividends that have accumulated but not yet been declared on all or part of the shares of the class.

(b) If a proposed amendment would affect a series of a class of shares in one (1) or more of the ways described in subsection (a) of this section, the shares of that series are entitled to vote as a separate voting group on the proposed amendment.

(c) If a proposed amendment that entitles two (2) or more series of shares to vote as separate voting groups under this section would affect those two (2) or more series in the same or a substantially similar way, the shares of all the series so affected shall vote together as a single voting group on the proposed amendment.

(d) A class or series of shares is entitled to the voting rights granted by this section although the articles of incorporation provide that the shares are nonvoting shares.

17-16-1005. Amendment before issuance of shares.

If a corporation has not yet issued shares, its incorporators or board of directors may adopt one (1) or more amendments to the corporation's articles of incorporation.

17-16-1006. Articles of amendment.

(a) A corporation amending its articles of incorporation shall deliver to the secretary of state for filing articles of amendment setting forth:

(i) The name of the corporation;

(ii) The text of each amendment adopted;

(iii) If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself;

(iv) The date of each amendment's adoption;

(v) If an amendment was adopted by the incorporators or board of directors without shareholder action, a statement to that effect and that shareholder action was not required; and

(vi) If an amendment was approved by the shareholders:

(A) The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and number of votes of each voting group indisputably represented at the meeting; and

(B) Either the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment or the total number of undisputed votes cast for the amendment by each voting group and a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.

17-16-1007. Restated articles of incorporation.

(a) A corporation's board of directors may restate its articles of incorporation at any time with or without shareholder action.

(b) The restatement may include one (1) or more amendments to the articles. If the restatement includes an amendment requiring shareholder approval, it shall be adopted as provided in W.S. 17-16-1003.

(c) If the board of directors submits a restatement for shareholder action, the corporation shall notify each shareholder, whether or not entitled to vote, of the proposed shareholders' meeting in accordance with W.S. 17-16-705. The notice shall also state that the purpose, or one (1) of the purposes, of the meeting is to consider the proposed restatement and contain or be accompanied by a copy of the restatement that identifies any amendment or other change it would make in the articles.

(d) A corporation restating its articles of incorporation shall deliver to the secretary of state for filing articles of restatement setting forth the name of the corporation and the text of the restated articles of incorporation together with a certificate setting forth:

(i) Whether the restatement contains an amendment to the articles requiring shareholder approval and, if it does not, that the board of directors adopted the restatement; or

(ii) If the restatement contains an amendment to the articles requiring shareholder approval, the information required by W.S. 17-16-1006.

(e) Duly adopted restated articles of incorporation supersede the original articles of incorporation and all amendments to them.

(f) The secretary of state may certify restated articles of incorporation, as the articles of incorporation currently in effect, without including the certificate information required by subsection (d) of this section.

17-16-1009. Effect of amendment.

An amendment to articles of incorporation does not affect a cause of action existing against or in favor of the corporation, a proceeding to which the corporation is a party, or the existing rights of persons other than shareholders of the corporation. An amendment changing a corporation's name does not abate a proceeding brought by or against the corporation in its former name.

17-16-1020. Amendment by board of directors or shareholders.

(a) A corporation's board of directors may amend or repeal the corporation's bylaws unless:

(i) The articles of incorporation or this act reserve this power exclusively to the shareholders in whole or part; or

(ii) The shareholders in amending or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw.

(b) A corporation's shareholders may amend or repeal the corporation's bylaws even though the bylaws may also be amended or repealed by its board of directors.

17-16-1021. Bylaw increasing quorum or voting requirement for shareholders.

(a) If authorized by the articles of incorporation, the shareholders may adopt or amend a bylaw that fixes a greater quorum or voting requirement for shareholders or voting groups of shareholders than is required by this act. The adoption or amendment of a bylaw that adds, changes or deletes a greater quorum or voting requirement for shareholders shall meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirement then in effect.

(b) A bylaw that fixes a greater quorum or voting requirement for shareholders under subsection (a) of this section may not be adopted, amended or repealed by the board of directors.

17-16-1022. Bylaw increasing quorum or voting requirement for directors.

(a) A bylaw that fixes a greater quorum or voting requirement for the board of directors may be amended or repealed:

(i) If originally adopted by the shareholders, only by the shareholders;

(ii) If originally adopted by the board of directors, either by the shareholders or by the board of directors.

(b) A bylaw adopted or amended by the shareholders that fixes a greater quorum or voting requirement for the board of directors may provide that it may be amended or repealed only by a specified vote of either the shareholders or the board of directors.

(c) Action by the board of directors under paragraph (a)(ii) of this section to adopt or amend a bylaw that changes the quorum or voting requirement for the board of directors shall meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect.

ARTICLE 11
MERGER, SHARE EXCHANGE, CONSOLIDATION AND CONVERSION

17-16-1101. Merger.

(a) One (1) or more corporations may merge into another corporation if the board of directors of each corporation adopts and, if required by W.S. 17-16-1103, its shareholders approve a plan of merger.

(b) The plan of merger shall set forth:

(i) The name of each corporation planning to merge and the name of the surviving corporation into which each other corporation plans to merge;

(ii) The terms and conditions of the merger; and

(iii) The manner and basis of converting the shares of each corporation into shares, obligations or other securities of the surviving or any other corporation or into cash or other property in whole or part.

(c) The plan of merger may set forth:

(i) Amendments to the articles of incorporation of the surviving corporation; and

(ii) Other provisions relating to the merger.

17-16-1102. Share exchange.

(a) A corporation may acquire all of the outstanding shares of one (1) or more classes or series of another corporation if the board of directors of each corporation adopts and, if required by W.S. 17-16-1103, its shareholders approve the exchange.

(b) The plan of exchange shall set forth:

(i) The name of the corporation whose shares will be acquired and the name of the acquiring corporation;

(ii) The terms and conditions of the exchange; and

(iii) The manner and basis of exchanging the shares to be acquired for shares, obligations or other securities of the acquiring or any other corporation or for cash or other property in whole or part.

(c) The plan of exchange may set forth other provisions relating to the exchange.

(d) This section does not limit the power of a corporation to acquire all or part of the shares of one (1) or more classes or series of another corporation through a voluntary exchange or otherwise.

17-16-1103. Action on plan.

(a) After adopting a plan of merger or share exchange, the board of directors of each corporation party to the merger, and the board of directors of the corporation whose shares will be acquired in the share exchange, shall submit the plan of merger, except as provided in subsection (g) of this section, or share exchange for approval by its shareholders.

(b) For a plan of merger or share exchange to be approved:

(i) The board of directors shall recommend the plan of merger or share exchange to the shareholders, unless the board of directors determines that because of conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to the shareholders with the plan; and

(ii) The shareholders entitled to vote shall approve the plan.

(c) The board of directors may condition its submission of the proposed merger or share exchange on any basis.

(d) The corporation shall notify each shareholder, whether or not entitled to vote, of the proposed shareholders' meeting in accordance with W.S. 17-16-705. The notice shall also state that the purpose, or one (1) of the purposes, of the meeting is to consider the plan of merger or share exchange and contain or be accompanied by a copy or summary of the plan.

(e) Unless this act, the articles of incorporation or the board of directors acting pursuant to subsection (c) of this section require a greater vote or a vote by voting groups, the plan of merger or share exchange to be authorized shall be approved by each voting group entitled to vote separately on the plan by a majority of all the votes entitled to be cast on the plan by that voting group.

(f) Separate voting by voting groups is required:

(i) On a plan of merger if the plan contains a provision that, if contained in a proposed amendment to articles of incorporation, would require action by one (1) or more separate voting groups on the proposed amendment under W.S. 17-16-1004; or

(ii) On a plan of share exchange by each class or series of shares included in the exchange, with each class or series constituting a separate voting group.

(g) Action by the shareholders of the surviving corporation on a plan of merger is not required if:

(i) The articles of incorporation of the surviving corporation will not differ, except for amendments enumerated in W.S. 17-16-1002, from its articles before the merger;

(ii) Each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights, immediately after;

(iii) The number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than twenty percent (20%) the total number of voting shares of the surviving corporation outstanding immediately before the merger; and

(iv) The number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than twenty percent (20%) the total number of participating shares outstanding immediately before the merger.

(h) As used in subsection (g) of this section:

(i) "Participating shares" means shares that entitle their holders to participate without limitation in distributions; and

(ii) "Voting shares" means shares that entitle their holders to vote unconditionally in elections of directors.

(j) After a merger or share exchange is authorized, and at any time before articles of merger or share exchange are filed, the planned merger or share exchange may be abandoned, subject to any contractual rights, without further shareholder action, in accordance with the procedure set forth in the plan of merger or share exchange or, if none is set forth, in the manner determined by the board of directors.

17-16-1104. Merger of subsidiary.

(a) A parent corporation owning at least eighty percent (80%) of the outstanding shares of each class of a subsidiary corporation may merge the subsidiary into itself without approval of the shareholders of the parent or subsidiary.

(b) The board of directors of the parent shall adopt a plan of merger that sets forth:

(i) The names of the parent and subsidiary; and

(ii) The manner and basis of converting the shares of the subsidiary into shares, obligations or other securities of the parent or any other corporation or into cash or other property in whole or part.

(c) The parent shall mail a copy or summary of the plan of merger to each shareholder of the subsidiary who does not waive the mailing requirement in writing.

(d) The parent may not deliver articles of merger to the secretary of state for filing until at least thirty (30) days after the date it mailed a copy of the plan of merger to each shareholder of the subsidiary who did not waive the mailing requirement.

(e) Articles of merger under this section may not contain amendments to the articles of incorporation of the parent corporation, except for amendments enumerated in W.S. 17-16-1002.

17-16-1105. Articles of merger or share exchange.

(a) After a plan of merger or share exchange is approved by the shareholders, or adopted by the board of directors if shareholder approval is not required, the surviving or acquiring corporation shall deliver to the secretary of state for filing articles of merger or share exchange setting forth:

(i) The plan of merger or share exchange;

(ii) If shareholder approval was not required, a statement to that effect; and

(iii) If approval of the shareholders of one (1) or more corporations party to the merger or share exchange was required;

(A) The designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the plan as to each corporation; and

(B) Either the total number of votes cast for and against the plan by each voting group entitled to vote separately on the plan or the total number of undisputed votes cast for the plan separately by each voting group and a statement that the number cast for the plan by each voting group was sufficient for approval by that voting group.

(b) A merger or share exchange takes effect upon the effective date of the articles of merger or share exchange.

17-16-1106. Effect of merger or share exchange.

(a) When a merger takes effect:

(i) Every other corporation party to the merger merges into the surviving corporation and the separate existence of every corporation except the surviving corporation ceases;

(ii) The title to all real estate and other property owned by each corporation party to the merger is vested in the surviving corporation without reversion or impairment;

(iii) The surviving corporation has all liabilities of each corporation party to the merger;

(iv) A proceeding pending against any corporation party to the merger may be continued as if the merger did not occur or the surviving corporation may be substituted in the proceeding for the corporation whose existence ceased;

(v) The articles of incorporation of the surviving corporation are amended to the extent provided in the plan of merger; and

(vi) The shares of each corporation party to the merger that are to be converted into shares, obligations or other securities of the surviving or any other corporation or into cash or other property are converted, and the former holders of the shares are entitled only to the rights provided in the articles of merger or to their rights under article 13.

(b) When a share exchange takes effect, the shares of each acquired corporation are exchanged as provided in the plan, and the former holders of the shares are entitled only to the exchange rights provided in the articles of share exchange or to their rights under article 13.

17-16-1107. Merger or share exchange with foreign corporation.

(a) One (1) or more foreign corporations may merge or enter into a share exchange with one (1) or more domestic corporations if:

(i) In a merger, the merger is permitted by the law of the state or country under whose law each foreign corporation is incorporated and each foreign corporation complies with that law in effecting the merger;

(ii) In a share exchange, the corporation whose shares will be acquired is a domestic corporation, whether or not a share exchange is permitted by the law of the state or country under whose law the acquiring corporation is incorporated;

(iii) The foreign corporation complies with W.S. 17-16-1105 if it is the surviving corporation of the merger or acquiring corporation of the share exchange; and

(iv) Each domestic corporation complies with the applicable provisions of W.S. 17-16-1101 through 17-16-1104 and, if it is the surviving corporation of the merger or acquiring corporation of the share exchange, with W.S. 17-16-1105.

(b) Upon the merger or share exchange taking effect, the surviving foreign corporation of a merger and the acquiring foreign corporation of a share exchange is deemed:

(i) To appoint the secretary of state as its agent for service of process in a proceeding to enforce any obligation or the rights of dissenting shareholders of each domestic corporation party to the merger or share exchange; and

(ii) To agree that it will promptly pay to the dissenting shareholders of each domestic corporation party to the merger or share exchange the amount, if any, to which they are entitled under article 13.

(c) This section does not limit the power of a foreign corporation to acquire all or part of the shares of one (1) or more classes or series of a domestic corporation through a voluntary exchange or otherwise.

17-16-1110. Consolidation.

(a) Any two (2) or more domestic corporations may consolidate into a new corporation pursuant to a plan of consolidation approved in the manner provided in this act.

(b) The board of directors of each corporation shall, by a resolution adopted by each board, approve a plan of consolidation setting forth:

(i) The names of the corporations proposing to consolidate, and the name of the new corporation into which they proposed to consolidate, which is hereinafter designated as the new corporation;

(ii) The terms and conditions of the proposed consolidation;

(iii) The manner and basis of converting the shares of each corporation into shares or other securities or obligations of the new corporation or of any other corporation or, in whole or in part, into cash or other property;

(iv) With respect to the new corporation, all of the statements required to be set forth in articles of incorporation for corporations organized under this act; and

(v) Such other provisions with respect to the proposed consolidation as are deemed necessary or desirable.

17-16-1111. Approval by shareholders; abandonment of plan.

(a) The board of directors of each corporation, upon approving the plan of consolidation, shall, by resolution, direct that the plan be submitted to a vote at a meeting of shareholders, which may be either an annual or a special meeting. Written or printed notice shall be given to each shareholder of record whether or not entitled to vote at the meeting, not less than twenty (20) days before the meeting, in the manner provided in this act for the giving of notice of meetings of shareholders, and shall state that the purpose or one (1) of the purposes of the meeting is to consider the proposed plan of consolidation, whether the meeting be an annual or a special meeting. A copy of a summary of the plan of consolidation shall be included in or enclosed with the notice.

(b) At the shareholder's meeting for each corporation, a vote of the shareholders shall be taken on the proposed plan. The plan shall be approved upon receiving the affirmative vote of the holders of at least a majority of the shares entitled to vote. However, if any class of shares of each corporation is entitled to vote as a class, the plan shall be approved upon receiving the affirmative vote of the holders of at least a majority of the shares of each class of shares entitled to vote as a class. Any class of shares of each corporation shall be entitled to vote as a class if the plan contains any provision which, if contained in a proposed amendment to articles of incorporation, would entitle the class of shares to vote as a class.

(c) After approval by a vote of the shareholders of each corporation, and at any time prior to the filing of the articles of consolidation, the consolidation may be abandoned pursuant to provisions of the articles of consolidation, if any, set forth in the plan.

17-16-1112. Articles of consolidation.

(a) Upon approval, articles of consolidation shall be delivered to the secretary of state for filing. The articles of consolidation shall set forth:

(i) The plan of consolidation;

(ii) As to each corporation the shareholders of which were required to vote on the plan, the number of shares outstanding, and, if the shares of any class are entitled to vote as a class, the designation and number of outstanding shares of each class;

(iii) As to each corporation the shareholders of which were required to vote on the plan, the number of shares voted for and against the plan, respectively, and, if the shares of any class are entitled to vote as a class, the number of shares of each class voted for and against the plan respectively.

17-16-1113. Effect of consolidation.

(a) A consolidation becomes effective upon filing by the secretary of state, or on a later date, not more than thirty (30) days subsequent to filing the plan with the secretary of state, as shall be provided in the plan.

(b) When a consolidation takes effect:

(i) The several corporations party to the plan of consolidation are a single corporation, which is the new corporation provided for in the plan of consolidation;

(ii) The separate existence of all corporations party to the plan of consolidation except the new corporation ceases;

(iii) The new corporation has all the rights, privileges, immunities and powers and is subject to all the duties and liabilities of a corporation organized under this act;

(iv) The new corporation has all the rights, privileges, immunities and franchises, public or private, of each corporation party to the plan of consolidation. The title to all real estate and other property owned by each corporation party to the plan of consolidation is vested in the new corporation without reversion or impairment;

(v) The new corporation has all the liabilities and obligations of each corporation party to the plan of consolidation. Any claim existing or proceeding pending by or against any corporation party to the plan of consolidation may be continued as if the consolidation did not occur or the new corporation may be substituted for the corporation whose existence ceased. Neither the rights of creditors nor any liens upon the property of any corporation party to the plan of consolidation shall be impaired by the consolidation;

(vi) The statements set forth in the articles of consolidation and which are required or permitted to be set forth in the articles of incorporation of corporations organized under this act shall be deemed to be the original articles of incorporation of the new corporation;

(vii) The shares of each corporation party to the plan of consolidation that are to be converted into shares, obligations or other securities of the new corporation or into cash or other property are converted, and the former holders of the shares are entitled only to the rights provided in the plan of consolidation or to their rights under article 13 of this act.

17-16-1114. Consolidation of domestic and foreign corporations.

(a) One (1) or more foreign corporations and one (1) or more domestic corporations may be consolidated in the following manner, if the consolidation is permitted by the laws of the state under which each foreign corporation is organized:

(i) Each domestic corporation shall comply with the provisions of this act with respect to the consolidation of domestic corporations and each foreign corporation shall comply with the applicable provisions of the laws of the state under which it is organized;

(ii) If the new corporation in a consolidation is to be governed by the laws of any state other than Wyoming, it shall comply with the provisions of this act with respect to foreign corporations if it is to transact business in Wyoming, and in every case it shall file with the secretary of state of Wyoming:

(A) An agreement that it may be served with process in Wyoming in any proceeding for the enforcement of any obligation of any domestic corporation which is a party to such consolidation and in any proceeding for the enforcement of the rights of a dissenting shareholder of any such domestic corporation against the new corporation;

(B) An irrevocable appointment of the secretary of state of Wyoming as its agent to accept service of process in any such proceeding; and

(C) An agreement that it will promptly pay to the dissenting shareholders of any such domestic corporation the amount, if any, to which they shall be entitled under the provisions of this act with respect to the rights of dissenting shareholders.

ARTICLE 12
SALE OF ASSETS

17-16-1201. Sale of assets in regular course of business and mortgage of assets.

(a) A corporation may, on the terms and conditions and for the consideration determined by the board of directors:

(i) Sell, lease, exchange, or otherwise dispose of all, or substantially all, of its property in the usual and regular course of business;

(ii) Mortgage, pledge, dedicate to the repayment of indebtedness, whether with or without recourse, or otherwise encumber any or all of its property whether or not in the usual and regular course of business; or

(iii) Transfer any or all of its property to a corporation all the shares of which are owned by the corporation.

(b) Unless the articles of incorporation require it, approval by the shareholders of a transaction described in subsection (a) of this section is not required.

17-16-1202. Sale of assets other than in regular course of business.

(a) A corporation may sell, lease, exchange, or otherwise dispose of all, or substantially all, of its property, with or without the good will, otherwise than in the usual and regular course of business, on the terms and conditions and for the consideration determined by the corporation's board of directors, if the board of directors proposes and its shareholders approve the proposed transaction.

(b) For a transaction to be authorized:

(i) The board of directors shall recommend the proposed transaction to the shareholders unless the board of directors determines that because of conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to the shareholders with the submission of the proposed transaction; and

(ii) The shareholders entitled to vote shall approve the transaction.

(c) The board of directors may condition its submission of the proposed transaction on any basis.

(d) The corporation shall notify each shareholder, whether or not entitled to vote, of the proposed shareholders' meeting in accordance with W.S. 17-16-705. The notice shall also state that the purpose, or one (1) of the purposes, of the meeting is to consider the sale, lease, exchange, or other disposition of all, or substantially all, the property of the corporation and contain or be accompanied by a description of the transaction.

(e) Unless the articles of incorporation or the board of directors, acting pursuant to subsection (c) of this section, require a greater vote or a vote by voting groups, the transaction to be authorized shall be approved by a majority of all the votes entitled to be cast on the transaction.

(f) After a sale, lease, exchange or other disposition of property is authorized, the transaction may be abandoned, subject to any contractual rights, without further shareholder action.

(g) A transaction that constitutes a distribution is governed by W.S. 17-16-640 and not by this section.

ARTICLE 13
DISSENTERS' RIGHTS

17-16-1301. Definitions.

(a) As used in this article:

(i) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder;

(ii) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving, new, or acquiring corporation by merger, consolidation, or share exchange of that issuer;

(iii) "Dissenter" means a shareholder who is entitled to dissent from corporate action under W.S. 17-16-1302 and who exercises that right when and in the manner required by W.S. 17-16-1320 through 17-16-1328;

(iv) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

(v) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or, if none, at a rate that is fair and equitable under all the circumstances;

(vi) "Record shareholder" means the person in whose names shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation;

(vii) "Shareholder" means the record shareholder or the beneficial shareholder.

17-16-1302. Right to dissent.

(a) A shareholder is entitled to dissent from, and to obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

(i) Consummation of a plan of merger or consolidation to which the corporation is a party if:

(A) Shareholder approval is required for the merger or the consolidation by W.S. 17-16-1103 or 17-16-1111 or the articles of incorporation and the shareholder is entitled to vote on the merger or consolidation; or

(B) The corporation is a subsidiary that is merged with its parent under W.S. 17-16-1104.

(ii) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(iii) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

(iv) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

(A) Alters or abolishes a preferential right of the shares;

(B) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

(C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

(D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

(E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under W.S. 17-16-604.

(v) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

17-16-1303. Dissent by nominees and beneficial owners.

(a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

(b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

(i) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

(ii) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

17-16-1320. Notice of dissenters' rights.

(a) If proposed corporate action creating dissenters' rights under W.S. 17-16-1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

(b) If corporate action creating dissenters' rights under W.S. 17-16-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in W.S. 17-16-1322.

17-16-1321. Notice of intent to demand payment.

(a) If proposed corporate action creating dissenters' rights under W.S. 17-16-1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and shall not vote his shares in favor of the proposed action.

(b) A shareholder who does not satisfy the requirements of subsection (a) of this section is not entitled to payment for his shares under this article.

17-16-1322. Dissenters' notice.

(a) If proposed corporate action creating dissenters' rights under W.S. 17-16-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of W.S. 17-16-1321.

(b) The dissenters' notice shall be sent no later than ten (10) days after the corporate action was taken, and shall:

(i) State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

(ii) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(iii) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

(iv) Set a date by which the corporation shall receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty (60) days after the date the notice required by subsection (a) of this section is delivered; and

(v) Be accompanied by a copy of this article.

17-16-1323. Duty to demand payment.

(a) A shareholder sent a dissenters' notice described in W.S. 17-16-1322 shall demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to W.S. 17-16-1322(b)(iii), and deposit his certificates in accordance with the terms of the notice.

(b) The shareholder who demands payment and deposits his share certificates under subsection (a) of this section retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

(c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

17-16-1324. Share restrictions.

(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under W.S. 17-16-1326.

(b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

17-16-1325. Payment.

(a) Except as provided in W.S. 17-16-1327, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with W.S. 17-16-1323 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

(b) The payment shall be accompanied by:

(i) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

(ii) A statement of the corporation's estimate of the fair value of the shares;

(iii) An explanation of how the interest was calculated;

(iv) A statement of the dissenter's right to demand payment under W.S. 17-16-1328; and

(v) A copy of this article.

17-16-1326. Failure to take action.

(a) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters' notice under W.S. 17-16-1322 and repeat the payment demand procedure.

17-16-1327. After-acquired shares.

(a) A corporation may elect to withhold payment required by W.S. 17-16-1325 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(b) To the extent the corporation elects to withhold payment under subsection (a) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under W.S. 17-16-1328.

17-16-1328. Procedure if shareholder dissatisfied with payment or offer.

(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under W.S. 17-16-1325, or reject the corporation's offer under W.S. 17-16-1327 and demand payment of the fair value of his shares and interest due, if:

(i) The dissenter believes that the amount paid under W.S. 17-16-1325 or offered under W.S. 17-16-1327 is less than the fair value of his shares or that the interest due is incorrectly calculated;

(ii) The corporation fails to make payment under W.S. 17-16-1325 within sixty (60) days after the date set for demanding payment; or

(iii) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

(b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) of this section within thirty (30) days after the corporation made or offered payment for his shares.

ARTICLE 14
DISSOLUTION

17-16-1401. Dissolution by incorporators or initial directors.

(a) A majority of the incorporators or initial directors of a corporation that has not issued shares or has not commenced business may dissolve the corporation by delivering to the secretary of state for filing articles of dissolution that set forth:

(i) The name of the corporation;

(ii) The date of its incorporation;

(iii) Either:

(A) That none of the corporation's shares has been issued; or

(B) That the corporation has not commenced business.

(iv) That no debt of the corporation remains unpaid;

(v) That the net assets of the corporation remaining after winding up have been distributed to the shareholders, if shares were issued; and

(vi) That a majority of the incorporators or initial directors authorized the dissolution.

17-16-1402. Dissolution by board of directors and shareholders.

(a) A corporation's board of directors may propose dissolution for submission to the shareholders.

(b) For a proposal to dissolve to be adopted:

(i) The board of directors shall recommend dissolution to the shareholders, unless the board of directors determines that because of conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to the shareholders; and

(ii) The shareholders entitled to vote shall approve the proposal to dissolve as provided in subsection (e) of this section.

(c) The board of directors may condition its submission of the proposal for dissolution on any basis.

(d) The corporation shall notify each shareholder, whether or not entitled to vote, of the proposed shareholders' meeting in accordance with W.S. 17-16-705. The notice shall also state that the purpose, or one (1) of the purposes, of the meeting is to consider dissolving the corporation.

(e) Unless the articles of incorporation or the board of directors, acting pursuant to subsection (c) of this section, require a greater vote or a vote by voting groups, the proposal to dissolve to be adopted shall be approved by a majority of all the votes entitled to be cast on that proposal.

17-16-1403. Articles of dissolution.

(a) At any time after dissolution is authorized, the corporation may dissolve by delivering to the secretary of state for filing articles of dissolution setting forth:

(i) The name of the corporation;

(ii) The date dissolution was authorized;

(iii) If dissolution was approved by the shareholders:

(A) The number of votes entitled to be cast on the proposal to dissolve; and

(B) Either the total number of votes cast for and against dissolution or the total number of undisputed votes cast for dissolution and a statement that the number cast for dissolution was sufficient for approval.

(iv) If voting by voting groups was required, the information required by paragraph (iii) of this subsection shall be separately provided for each voting group entitled to vote separately on the plan to dissolve.

(b) A corporation is dissolved upon the effective date of its articles of dissolution.

17-16-1404. Revocation of dissolution.

(a) A corporation may revoke its dissolution within one hundred twenty (120) days of the effective date of the dissolution.

(b) Revocation of dissolution shall be authorized in the same manner as the dissolution was authorized unless that authorization permitted revocation by action of the board of directors alone, in which event the board of directors may revoke the dissolution without shareholder action.

(c) After the revocation of dissolution is authorized, the corporation may revoke the dissolution by delivering to the secretary of state for filing articles of revocation of dissolution, together with a copy of its articles of dissolution, that set forth:

(i) The name of the corporation which shall satisfy the requirements of W.S. 17-16-401;

(ii) The effective date of the dissolution that was revoked;

(iii) The date that the revocation of dissolution was authorized;

(iv) If the corporation's board of directors or incorporators revoked the dissolution, a statement to that effect;

(v) If the corporation's board of directors revoked a dissolution authorized by the shareholders, a statement that revocation was permitted by action by the board of directors alone pursuant to that authorization; and

(vi) If shareholder action was required to revoke the dissolution, the information required by W.S. 17-16-1403(a)(iii) or (iv).

(d) Revocation of dissolution is effective upon the effective date of the articles of revocation of dissolution.

(e) When the revocation of dissolution is effective, it relates back to and takes effect as if the effective date of the dissolution and the corporation resumes carrying on its business as if dissolution had never occurred, except the corporation may be required to adopt some other name by amending its articles of incorporation in the manner provided by this act so its name satisfies the requirements of W.S. 17-16-401.

17-16-1405. Effect of dissolution.

(a) A dissolved corporation continues its corporate existence but may not carry on any business except that appropriate to wind up and liquidate its business and affairs, including:

(i) Collecting its assets;

(ii) Disposing of its properties that will not be distributed in kind to its shareholders;

(iii) Discharging or making provision for discharging its liabilities;

(iv) Distributing its remaining property among its shareholders according to their interests; and

(v) Doing every other act necessary to wind up and liquidate its business and affairs.

(b) Dissolution of a corporation does not:

(i) Transfer title to the corporation's property;

(ii) Prevent transfer of its shares or securities, although the authorization to dissolve may provide for closing the corporation's share transfer records;

(iii) Subject its directors or officers to standards of conduct different from those prescribed in article 8;

(iv) Change quorum or voting requirements for its board of directors or shareholders; change provisions for selection, resignation, or removal of its directors or officers or both; or change provisions for amending its bylaws;

(v) Prevent commencement of a proceeding by or against the corporation in its corporate name;

(vi) Abate or suspend a proceeding pending by or against the corporation on the effective date of dissolution; or

(vii) Terminate the authority of the registered agent of the corporation.

17-16-1406. Known claims against dissolved corporation.

(a) A dissolved corporation may dispose of the known claims against it by following the procedure described in this section.

(b) The dissolved corporation shall notify its known claimants in writing, by mail or private carrier or by personal delivery, of the dissolution at any time after its effective date. The written notice shall:

(i) Describe information that shall be included in a claim;

(ii) Provide a mailing address where a claim may be sent;

(iii) State the deadline, which may not be fewer than one hundred twenty (120) days from the effective date of the written notice, by which the dissolved corporation shall receive the claim; and

(iv) State that the claim will be barred if not received by the deadline.

(c) A claim against the dissolved corporation is barred:

(i) If a claimant who was given written notice under subsection (b) of this section does not deliver the claim to the dissolved corporation by the deadline; or

(ii) If a claimant whose claim was rejected by the dissolved corporation does not commence a proceeding to enforce the claim within ninety (90) days from the effective date of the rejection notice.

(d) For purposes of this section, "claim" does not include a contingent liability or a claim based on an event occurring after the effective date of dissolution.

17-16-1407. Unknown claims against dissolved corporation.

(a) A dissolved corporation may also publish notice of its dissolution and request that persons with claims against the corporation present them in accordance with the notice.

(b) The notice shall:

(i) Be published one (1) time in a newspaper of general circulation in the county where the dissolved corporation's principal office, or, if none in this state, its registered office, is or was last located;

(ii) Describe the information that shall be included in a claim and provide a mailing address where the claim may be sent; and

(iii) State that a claim against the corporation will be barred unless a proceeding to enforce the claim is commenced within four (4) years or the applicable statute of limitations, whichever is less, after the publication of the notice.

(c) If the dissolved corporation publishes a newspaper notice in accordance with subsection (b) of this section, the claim of each of the following claimants is barred unless the claimant commences a proceeding to enforce the claim against the dissolved corporation within four (4) years after the publication date of the newspaper notice:

(i) A claimant who did not receive written notice under W.S. 17-16-1406;

(ii) A claimant whose claim was timely sent to the dissolved corporation but not acted on; or

(iii) A claimant whose claim is contingent or based on an event occurring after the effective date of dissolution.

(d) A claim may be enforced under this section:

(i) Against the dissolved corporation, to the extent of its undistributed assets; or

(ii) If the assets have been distributed in liquidation, against a shareholder of the dissolved corporation to the extent of his pro rata share of the claim or the corporate assets distributed to him in liquidation, whichever is less, but a shareholder's total liability for all claims under this section may not exceed the total amount of assets distributed to him.

17-16-1434. Election to purchase in lieu of dissolution.

(a) In a proceeding under W.S. 17-16-1430(a)(ii) to dissolve a corporation that has no shares listed on a national securities exchange or regularly traded in a market maintained by one (1) or more members of a national or affiliated securities association, the corporation may elect or, if it fails to elect, one (1) or more shareholders may elect to purchase all shares owned by the petitioning shareholder at the fair value of the shares. An election pursuant to this section shall be irrevocable unless the court determines that it is equitable to set aside or modify the election.

(b) An election to purchase pursuant to this section may be filed with the court at any time within ninety (90) days after the filing of the petition under W.S. 17-16-1430(a)(ii) or at such later time as the court in its discretion may allow. If the election to purchase is filed by one (1) or more shareholders, the corporation shall, within ten (10) days thereafter, give written notice to all shareholders, other than the petitioner. The notice must state the name and number of shares owned by the petitioner and the name and number of shares owned by each electing shareholder and must advise the recipients of their right to join in the election to purchase shares in accordance with this section. Shareholders who wish to participate must file notice of their intention to join in the purchase no later than thirty (30) days after the effective date of the notice to them. All shareholders who have filed an election or notice of their intention to participate in the election to purchase thereby become parties to the proceeding and shall purchase in proportion to their ownership of shares as of the date the first election was filed, unless they otherwise agree or the court otherwise directs. After an election has been filed by the corporation or one (1) or more shareholders, the proceeding under W.S. 17-16-1430(a)(ii) may not be discontinued or settled, nor may the petitioning shareholder sell or otherwise dispose of his shares, unless the court determines that it would be equitable to the corporation and the shareholders, other than the petitioner, to permit such discontinuance, settlement, sale or other disposition.

(c) If, within sixty (60) days of the filing of the first election, the parties reach agreement as to the fair value in terms of purchase of the petitioner's shares, the court shall enter an order directing the purchase of petitioner's shares upon the terms and conditions agreed to by the parties.

(d) If the parties are unable to reach an agreement as provided for in subsection (c) of this section, the court, upon application of any party, shall stay the W.S. 17-16-1430(a)(ii) proceedings and determine the fair value of the petitioner's shares as of the day before the date on which the petition under W.S. 17-16-1430(a)(ii) was filed or as of such other date as the court deems appropriate under the circumstances.

(e) Upon determining the fair value of the shares, the court shall enter an order directing the purchase upon such terms and conditions as the court deems appropriate, which may include payment of the purchase price in installments, where necessary in the interest of equity, provision for security to assure payment of the purchase price and any additional costs, fees and expenses as may have been awarded, and, if the shares are to be purchased by the shareholders, the allocation of shares among them. In allocating petitioner's shares among holders of different classes of shares, the court should attempt to preserve the existing distribution of voting rights among holders of different classes insofar as practicable and may direct that the holders of a specific class or classes shall not participate in the purchase. Interest may be allowed at the rate and from the date determined by the court to be equitable, but if the court finds that the refusal of the petitioning shareholder to accept an offer of payment was arbitrary or otherwise not in good faith, no interest shall be allowed. If the court finds that the petitioning shareholder had probable grounds for relief under W.S. 17-16-1430(a)(ii)(B) or (D), it may award to the petitioning shareholder reasonable fees and expenses of counsel and of any experts employed by him.

(f) Upon entry of an order under subsection (c) or (e) of this section, the court shall dismiss the petition to dissolve the corporation under W.S. 17-16-1430, and the petitioning shareholder shall no longer have any rights or status as a shareholder of the corporation, except the right to receive the amounts awarded to him by the order of the court which shall be enforceable in the same manner as any other judgment.

(g) The purchase order pursuant to subsection (e) of this section shall be made within ten (10) days after the date the order becomes final unless before that time the corporation files with the court a notice of its intention to adopt articles of dissolution pursuant to W.S. 17-16-1402 and 17-16-1403, which articles must then be adopted and filed within fifty (50) days thereafter. Upon filing of such articles of dissolution, the corporation shall be dissolved in accordance with provisions of W.S. 17-16-1405 through 17-16-1407, and the order entered pursuant to subsection (e) of this section shall no longer be of any force or effect, except that the court may award the petitioning shareholder reasonable fees and expenses in accordance with the provisions of the last sentence of subsection (e) of this section and the petitioner may continue to pursue any claims previously asserted on behalf of the corporation.

(h) Any payment by the corporation pursuant to an order under subsection (c) or (e) of this section, other than an award of fees and expenses pursuant to subsection (e) of this section, is subject to the provisions of W.S. 17-16-640.

ARTICLE 16
RECORDS AND REPORTS

17-16-1601. Corporate records.

(a) A corporation shall keep as permanent records minutes of all meetings of its shareholders and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the corporation.

(b) A corporation shall maintain appropriate accounting records.

(c) A corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each.

(d) A corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

(e) A corporation shall keep a copy of the following records at its principal office:

(i) Its articles or restated articles of incorporation and all amendments to them currently in effect;

(ii) Its bylaws or restated bylaws and all amendments to them currently in effect;

(iii) Resolutions adopted by its board of directors creating one (1) or more classes or series of shares, and fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding;

(iv) The minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past three (3) years;

(v) All written communications to shareholders generally within the past three (3) years, including the financial statements furnished for the past three (3) years under W.S. 17-16-1620;

(vi) A list of the names and business addresses of its current directors and officers; and

(vii) Its most recent annual report delivered to the secretary of state under W.S. 17-16-1630.

17-16-1602. Inspection of records by shareholders.

(a) A shareholder of a corporation is entitled to inspect and copy, during regular business hours at the corporation's principal office, any of the records of the corporation described in W.S. 17-16-1601(e) if he gives the corporation written notice of his demand at least five (5) business days before the date on which he wishes to inspect and copy.

(b) A shareholder who has been of record for at least six (6) months immediately preceding his demand and who shall be the holder of record of at least five percent (5%) of all the outstanding shares of a corporation is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation if the shareholder meets the requirements of subsection (c) of this section and gives the corporation written notice of his demand at least five (5) business days before the date on which he wishes to inspect and copy:

(i) Excerpts from minutes of any meeting of the board of directors, records of any action of a committee of the board of directors while acting in place of the board of directors on behalf of the corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or board of directors without a meeting, to the extent not subject to inspection under W.S. 17-16-1602(a);

(ii) Accounting records of the corporation; and

(iii) The record of shareholders.

(c) A shareholder may inspect and copy the records described in subsection (b) of this section only if:

(i) His demand is made in good faith and for a proper purpose;

(ii) He describes with reasonable particularity his purpose and the records he desires to inspect; and

(iii) The records are directly connected with his purpose.

(iv) Repealed By Laws 1997, ch. 190, § 3.

(d) The right of inspection granted by this section may not be abolished or limited, but may be expanded, by a corporation's articles of incorporation or bylaws.

(e) This section does not affect:

(i) The right of a shareholder to inspect records under W.S. 17-16-720 or, if the shareholder is in litigation with the corporation, to the same extent as any other litigant; or

(ii) The power of a court, independently of this act, to compel the production of corporate records for examination.

(f) For purposes of this section, "shareholder" includes a beneficial owner whose shares are held in a voting trust or by a nominee on his behalf.

17-16-1603. Scope of inspection right.

(a) A shareholder's agent or attorney has the same inspection and copying rights as the shareholder he represents.

(b) The right to copy records under W.S. 17-16-1602 includes, if reasonable, the right to receive copies made by photographic, xerographic, or other means.

(c) The corporation may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to the shareholder. The charge may not exceed the estimated cost of production or reproduction of the records.

(d) The corporation may comply with a shareholder's demand to inspect the record of shareholders under W.S. 17-16-1602(b)(iii) by providing him with a list of its shareholders that was compiled no earlier than the date of the shareholder's demand.

17-16-1620. Financial statements for shareholders.

(a) A corporation shall furnish, upon request, to its shareholders annual financial statements, which may be consolidated or combined statements of the corporation and one (1) or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of changes in shareholders' equity for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the corporation on the basis of generally accepted accounting principles, the annual financial statements shall also be prepared on that basis. If detailed financial statements are not prepared for the corporation on an annual basis, then a copy of its federal income tax return will satisfy the requirements of this section.

(b) If the annual financial statements are reported upon by a public accountant, his report shall accompany them. If not, the statements shall be accompanied by a statement of the president or the person responsible for the corporation's accounting records:

(i) Stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

(ii) Describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

(c) A corporation shall mail, upon request, the annual financial statements to each shareholder within one hundred twenty (120) days after the close of each fiscal year. Thereafter, on written request from a shareholder who was not mailed the statements, the corporation shall mail him the latest financial statements.

17-16-1621. Other reports to shareholders.

(a) If a corporation indemnifies or advances expenses to a director under W.S. 17-16-851 through 17-16-854 in connection with a proceeding by or in the right of the corporation, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

(b) If a corporation issues or authorizes the issuance of shares for promissory notes or for promises to render services in the future, the corporation shall report in writing to the shareholders the number of shares authorized or issued, and the consideration received by the corporation, with or before the notice of the next shareholders' meeting.

17-16-1630. Filing of reports and payment of tax required; amount of tax; exemptions; records.

(a) Every corporation organized under the laws of this state and every foreign corporation which obtains the right to transact and carry on business within this state (except banks, insurance companies and savings and loan associations) shall file with the secretary of state on or before the first day of the month of registration of every year a certification, under the penalty of perjury, by its treasurer or other fiscal agent setting forth its capital, property and assets located and employed in the state of Wyoming. The statement shall give the names and addresses of its officers and directors and the address of its principal office. On or before the first day of the month of registration of every year the corporation shall pay to the secretary of state in addition to all other statutory taxes and fees a license tax based upon the sum of its capital, property and assets reported, of fifty dollars ($50.00) or two-tenths of one mill on the dollar ($.0002), whichever is greater.

(b) The provisions of W.S. 17-16-1630(a) shall be modified as follows:

(ii) Any corporation engaged in the public calling of carrying goods, passengers or information interstate is not required to comply with the provisions of W.S. 17-16-1630(a) except to the extent of capital, property and assets used in intrastate business in this state;

(iii) The value of all mines and mining claims from which gold, silver and other precious metals, soda, saline, coal, mineral oil or other valuable deposit, is or shall be produced is deemed equivalent to the assessed value of the gross product thereof, for the previous year;

(iv) The assessed value of any property shall be its actual value.

(c) Financial information in the annual report shall be current as of the end of the corporation's fiscal year immediately preceding the date the annual report is executed on behalf of the corporation. All other information in the annual report shall be current as of the date the annual report is executed on behalf of the corporation.

(d) If an annual report does not contain the information required by this section, the secretary of state shall promptly notify the reporting domestic or foreign corporation in writing and return the report to it for correction.

(e) Every corporation registered or authorized to do business in the state of Wyoming shall preserve for three (3) years at its principal place of business, suitable records and books as may be necessary to determine the amount of tax for which it is liable for under this act. All records and books shall be available for examination by the secretary of state or his designee during regular business hours except as arranged by mutual consent.

(f) In addition to other fees provided under this section, each corporation shall pay one hundred dollars ($100.00) to the secretary of state for initial incorporation or qualification to do business in Wyoming.

BRITISH COLUMBIA

Ministry of Finance
Corporate and Personal
Property Registries
www.corporateonline.gov.bc.ca

Mailing Address:
PO BOX 9431 Stn Prov Govt.
Victoria BC V8W 9V3

Location:
2nd Floor - 940 Blanshard St.
Victoria BC
250 356-8626

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: May 26, 2006 10:28 AM Pacific Time

Incorporation Number: **BC0758817**

Recognition Date and Time: Incorporated on May 26, 2006 10:28 AM Pacific Time

NOTICE OF ARTICLES

Name of Company:

0758817 B.C. LTD.

REGISTERED OFFICE INFORMATION

Mailing Address:
C/O STUART A. MOIR, LAWYER
1201 - 11871 HORSESHOE WAY
RICHMOND BC V7A 5H5
CANADA

Delivery Address:
C/O STUART A. MOIR, LAWYER
1201 - 11871 HORSESHOE WAY
RICHMOND BC V7A 5H5
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
C/O STUART A. MOIR, LAWYER
1201 - 11871 HORSESHOE WAY
RICHMOND BC V7A 5H5
CANADA

Delivery Address:
C/O STUART A. MOIR, LAWYER
1201 - 11871 HORSESHOE WAY
RICHMOND BC V7A 5H5
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
FLEMING, MURRAY

Mailing Address:	**Delivery Address:**
SUITE 705 - 1263 BARCLAY STREET VANCOUVER BC V6E 1H5 CANADA	SUITE 705 - 1263 BARCLAY STREET VANCOUVER BC V6E 1H5 CANADA

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value Without Special Rights or Restrictions attached

0758817 B.C. LTD. BYLAWS

Directors

1. **Calling of and notice of meetings**: Meetings of the board shall be held at such place and time and on such day as the President, Vice President or Secretary or Treasurer may determine. Notice of meetings of the board shall be given to each director not less than 48 hours before the time when the meeting is to be held. Each newly-elected board may without notice hold its first meeting for the purposes of organization and the appointment of officers immediately following the meeting of shareholders at which such board is elected.

2. **Votes to govern**: At all meetings of the board, every question shall be decided by a majority of the votes cast on the question; and in case of an equality of votes, the chair of the meeting shall be entitled to a second or casting vote.

3. **Interest of directors and officers generally in contracts:** No director or officer shall be disqualified by his/her office from contracting with the Corporation nor shall any contract or arrangement entered into by or on behalf of the Corporation with any director or officer or in which any director or officer is in any way interested be liable to be voided nor shall any director or officer so contracting or being so interested be liable to account to the Corporation for any profit realized by any such contract or arrangement by reason of such director or officer holding that office or of the fiduciary relationship thereby established, provided that the director or officer shall have complied with the provisions of the *Canada Business Corporations Act*.

Shareholders' Meetings

4. **Location and quorum**: Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in the municipality in which the registered office is located or, if the board shall so determine, at some other place in Canada or, if all the shareholders entitled to vote at the meeting so agree, at some place outside Canada. At any meeting of shareholders, a quorum shall be any persons present in person and each entitled to vote thereat [and holding or representing by proxy not less than one hundred percent of the votes entitled to be cast thereat].

Indemnification

5. **Indemnification of directors and officers**: The Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his/her heirs and legal representatives to the extent permitted by the *Canada Business Corporations Act*.

6. **Indemnity of others**: Except as otherwise required by the *Canada Business Corporations Act* and subject to paragraph 5, the Corporation may from time to time indemnify and save harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed activity, suit or proceeding, whether civil, criminal, administrative or investigative (other than an activity by or in the right of the Corporation) by reason of the fact that he or she is an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent of or participant in another body corporate, partnership, joint venture, trust or other enterprise, against expenses (including legal fees), judgments, fines and any amount actually and reasonably incurred by him/her in connection with such activity, suit or proceeding if he/she acted honestly and in good faith with a view to the best interests of the Corporation and, with respect to any criminal or administrative activity or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his/her conduct was lawful. The termination of any activity, suit or proceeding by judgment, order, settlement or conviction shall not, of itself, create a presumption that the person did not act honestly and in good faith with a view to the best interests of the Corporation and, with respect to any criminal or administrative activity or proceeding that is enforced by a monetary penalty, had no reasonable grounds for believing that his/her conduct was lawful.

7. **Right of indemnity not exclusive**: The provisions for indemnification contained in the by-laws of the Corporation shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of shareholders or directors or otherwise, both as to activity in his/her official capacity and as to activity in another capacity, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and legal representatives of such a person.

8. **No liability of directors or officers for certain matters**: To the extent permitted by the by-laws, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or body corporate with whom or which any moneys, securities or other assets belonging to

the Corporation shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever that may happen in the execution of the duties of his/her respective office or trust or in relation thereto unless the same shall happen by or through his/her failure to act honestly and in good faith with a view to the best interests of the Corporation and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate that is employed by or performs services for the Corporation, the fact of his/her being a director or officer of the Corporation shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

Banking Arrangements, Contracts, etc.

9. **Banking arrangements**: The banking business of the Corporation, or any part thereof, shall be transacted with such banks, trust companies or other financial institutions as the board may designate, appoint or authorize from time to time by resolution and all such banking business, or any part thereof, shall be transacted on the Corporation's behalf by such one or more officers and/or other persons as the board may designate, direct or authorize from time to time by resolution and to the extent therein provided.

10. **Execution of instruments**: Contracts, documents or instruments in writing requiring execution by the Corporation shall be signed by any director, and all contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The board is authorized from time to time by resolution to appoint any officer or officers or any other person or persons on behalf of the Corporation to sign and deliver either contracts, documents or instruments in writing generally or to sign either manually or by facsimile signature and deliver specific contracts, documents or instruments in writing. The term "contracts, documents or instruments in writing" as used in this by-law shall include deeds, mortgages, charges, conveyances, powers of attorney, transfers and assignments of property of all kinds (including specifically but without limitation transfers and assignments of shares, warrants, bonds, debentures or other securities), proxies for shares and other securities and all paper writings.

Miscellaneous

11. **Invalidity of any provisions of this by-law**: The invalidity or unenforceability of any provision of this by-law shall not affect the validity or enforceability of the remaining provisions of this by-law.

12. **Omissions and errors**: The accidental omission to give any notice to any shareholder, director, officer or auditor or the non-receipt of any notice by any shareholder, director, officer or auditor or any error in any notice not affecting the substance thereof shall not invalidate any activity taken at any meeting held pursuant to such notice or otherwise founded thereon.

Interpretation

13. **Interpretation**: In this by-law and all other by-laws of the Corporation, words importing the singular number only shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter genders; words importing persons shall include an individual, partnership, association, body corporate, executor, administrator or legal representative and any number or aggregate of persons; "articles" include the original or restated Articles of Incorporation, Articles of Amendment, Articles of Amalgamation, Articles of Continuance, Articles of Reorganization, Articles of Arrangement and Articles of Revival; "board" shall mean the board of directors of the Corporation; "*Canada Business Corporations Act*" shall mean *Canada Business Corporations Act*, R.S.C. 1985, c. C-44 as amended from time to time or any Act that may hereafter be substituted therefore; and "meeting of shareholders" shall mean and include an annual general meeting of shareholders and a special meeting of shareholders.

Resolutions of the Directors and Shareholders of 0758817 B.C. LTD.

Resolved: "That the foregoing by-laws are enacted as the by-laws of the Corporation"

The undersigned, being all the directors of 0758817 B. C. LTD., hereby sign the foregoing resolution.

Dated: June 1st 2006

President:

Secretary:

Resolved: "That the foregoing by-laws are enacted as the by-laws of the Corporation"

The undersigned, being all the shareholders of 0758817 B.C. LTD. hereby sign the foregoing resolution.

Dated: June 1st 2006

Shareholder: